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                                                                   EXHIBIT 10.20

                               PURCHASE AGREEMENT
                                  ("AGREEMENT")


THIS PURCHASE AGREEMENT is made and entered into as of this 25th of February, 2003 between LECTEC CORPORATION, a Minnesota corporation ("Seller"), and 10701 RED CIRCLE, LLC, a Minnesota limited liability company, its successors and assigns ("Purchaser"). For purposes of this Agreement, the term "Effective Date" shall mean the date on which the last of Seller and Purchaser have executed and delivered this Agreement to the other, and Seller has delivered the Property Information (as hereinafter defined) to Purchaser.

In consideration of the covenants and agreements contained herein, the parties agree as follows:

1.   PREMISES.

     A. Premises. Subject to compliance with the terms and conditions of this Agreement, Seller shall sell to Purchaser and Purchaser shall purchase from Seller the following (collectively, the "Premises"):

          1. The real property located at 10701 RED CIRCLE DRIVE, in the City of MINNETONKA, Minnesota, County of HENNEPIN, State of MINNESOTA, legally described in EXHIBIT A attached hereto, consisting of approximately 3.23 acres of real property together with all easements, tenements, hereditaments, and appurtenances belonging thereto (the "Land"); and

          2. All buildings, structures and other improvements erected or placed on the land (the "Improvements").

     B.   Excluded Assets; Liabilities of Seller.

          1. Seller shall retain and not sell to Purchaser any assets pertaining to the Premises thereon to the extent not described in
               Section 1.A. above (including but not limited to all supplies, tools, machinery, furniture, fixtures, equipment, and other items of personal property located on or about the Improvements or used in connection with the maintenance, management or operation of the Premises or Improvements (collectively, the "Personal Property")).

          2. Except as specifically set forth herein, Purchaser shall not assume, pay, perform or discharge (or cause to be paid, performed or discharged) any liabilities, expenses, or other obligations of Seller, whether known, unknown, liquidated, unliquidated, fixed, contingent, or otherwise.

2.   PURCHASE PRICE; PAYMENT.

     A. Purchase Price. The purchase price for the Premises shall be $845,000 ("Purchase Price").

     B.   Payment.

          1. Earnest Money. The sum of $1,000 refundable earnest money ("Earnest Money") shall be deposited by Purchaser with a title insurance company licensed to issue title insurance in the State of MINNESOTA and mutually acceptable to Purchaser and Seller ("Escrow Agent") within three (3) business days following Purchaser's


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               receipt of a fully executed copy of this Agreement. The Earnest
               Money shall be placed and held by Escrow Agent in its commercial interest bearing account in accordance with the terms of this Agreement and shall be credited against the Purchase Price in favor of Purchaser at closing. Any and all interest accruing on the Earnest Money pursuant to this Agreement shall be paid to Purchaser and shall accrue solely for Purchaser's benefit. If Purchaser provides Seller with written notice of Purchaser's waiver or satisfaction of all the conditions to closing set forth in Section 7 of this Agreement, then the Earnest Money shall be deemed non-refundable to Purchaser, except as otherwise provided in Sections 3.D., 5.B., 5.C., 14.A. or elsewhere in this Agreement.

          2. Cash. The balance of the Purchase Price shall be paid (subject to prorations, reductions and credits as provided below) by wire transfer of good funds to the Escrow Agent's trust account so that Seller receives its closing proceeds in its account no later than 3:00 p.m. Central Time on the day of the closing.

3.   TITLE TO BE DELIVERED; COMMITMENT; SURVEY; TITLE OBJECTIONS.

     A. Title To Be Delivered. At closing, Seller agrees to convey Marketable Fee Simple Title in the Premises. For purposes of this Agreement, the term "Marketable Fee Simple Title" means title to the Premises that, when acquired by Purchaser, will be insurable by the Escrow Agent under its standard ALTA (Form 10/17/92) Owner's Title Insurance Policy, at standard rates and free and clear of all liens, encumbrances, easements, covenants, conditions and restrictions other than the Permitted Exceptions (defined herein).

     B. Commitment. As soon hereafter as reasonably possible, Seller at its sole cost and expense shall cause to be issued and delivered to Purchaser a commitment ("Commitment") covering the Premises issued by Escrow Agent wherein Escrow Agent agrees to issue to Purchaser upon the recording of the Deed (defined herein) and the conveyance documents described herein an ALTA (Form 10/17/92) Owner's Title Insurance Policy, with standard coverage, in the full amount of the purchase price. The Commitment shall have an effective date after the date of this Agreement, shall be accompanied by copies of all recorded documents affecting the Premises, and shall include searches for real estate taxes and pending and levied special assessments. Seller shall deliver a copy of the Survey (defined herein) to Escrow Agent so that the initial Commitment may be amended or supplemented to contain any survey exceptions to title.

     C. Survey. As soon hereafter as reasonably possible, Seller at its sole cost and expense shall cause to be delivered to Purchaser a current ALTA/ACSM Land Title Survey ("Survey") of the Premises prepared by a duly licensed land surveyor in the State of MINNESOTA reasonably approved by Purchaser, which Survey shall meet the then current accuracy standards jointly adopted by ALTA and ACSM and shall contain a certification as set forth in the attached EXHIBIT B dated after the date of this Agreement and shall contain items 1 through 11, and 13 through 16 inclusive of Table A of the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Seller shall deliver to said surveyor a copy of the Commitment to be delivered to Purchaser as provided above, so that the Survey delivered to Purchaser will include and identify the location of any encroachments, easements, encumbrances or other restrictions that are identified or disclosed in the Commitment.


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     D.   Title Objections. PURCHASER SHALL HAVE UNTIL TEN (10) DAYS FROM THE
          DATE IT RECEIVES THE LATTER OF THE COMMITMENT OR SURVEY (OR THREE (3) DAYS IN THE CASE OF ANY UPDATE OR SUPPLEMENT THERETO) TO MAKE ITS OBJECTIONS TO MATTERS DISCLOSED IN THE COMMITMENT OR SURVEY (OR ANY UPDATE OR SUPPLEMENT THERETO) IN WRITING TO SELLER. Any exception disclosed in the Commitment or Survey (or any update or supplement thereto) and not timely objected to by Purchaser within the applicable ten (10) day period shall be deemed a "Permitted Exception" hereunder. SELLER SHALL HAVE UNTIL TWENTY (20) DAYS AFTER IT RECEIVES SUCH OBJECTIONS TO HAVE THE SAME REMOVED OR SATISFIED, USING ITS BEST EFFORTS. If Seller shall fail to have such objections removed within that time, then, as Purchaser's sole remedies, Purchaser may, at its sole discretion, either (a) terminate this Agreement without any liability on its part and receive the Earnest Money (together with interest) back, (b) waive such objections in writing and proceed to closing with the understanding that such uncured objections shall be deemed Permitted Exceptions at closing, or (c) attempt to cure such uncured objections, in which event Purchaser shall have an additional TWENTY (20) DAYS to attempt to cure such objections, and if Purchaser is not successful in curing such objections, Purchaser shall then have the right to either terminate this Agreement pursuant to clause (a) above or waive such objections pursuant to clause (b) above. Notwithstanding anything contained herein to the contrary, Seller shall be obligated to cure (i) mortgage or deed of trust financing or similar liens given for security or collateral purposes, (ii) state, federal or local tax liens or liens for the nonpayment of special assessments, and (iii) any other judgment liens or non-consensual liens (collectively, "Liens"), it being the understanding and agreement that any such Liens will be satisfied out of Seller's proceeds at closing, if not sooner paid.

4.   SELLER'S PROPERTY INFORMATION; PURCHASER'S INSPECTIONS.

     A. Seller's Property Information. Concurrently with Seller's acceptance and delivery of this Agreement to Purchaser, Seller shall deliver to Purchaser, at no cost to Purchaser, complete and accurate copies of any contracts, leases, licenses or other agreements pertaining to the Premises, including any amendments thereof, and copies of all permits, plats, authorizations, notices, consents, approvals, plans, specifications, surveys, engineering studies, analysis, soil test borings, environmental studies and other documentation pertaining to the physical condition, development and operation of the Premises and any other information reasonably requested by Purchaser (whether prepared by Seller, Seller's agents or independent contractors, any governmental authority or agency, federal, state or local, or any other third party), to the extent that Seller has the same in its possession or has a right of possession thereto ("Property Information").

     B. Purchaser's Inspections. Purchaser, its counsel, accountants, agents and other representatives, upon reasonable prior oral or written notice to Seller, shall have full and continuing access to the Premises. Purchaser and its agents and representatives, with reasonable prior oral or written notice to Seller, shall also have the right to enter upon the Premises at any time after the execution and delivery hereof for any purpose whatsoever, including inspecting, surveying, engineering, test boring, performance of environmental tests and such other work as Purchaser shall consider appropriate and shall have the further right to make such inquiries of governmental agencies and utility companies, etc., and to make such feasibility studies and analyses as it considers appropriate (collectively the "Inspections"). Purchaser shall indemnify and hold harmless Seller from and against any liabilities or damages to persons or property arising from Purchaser's entry onto the Premises hereunder, unless such liabilities or damages arise from the negligence or willful misconduct of Seller, and provided, however, that Purchaser's indemnification and hold harmless obligations shall not apply to any liabilities or damages arising out of or in any


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          way related to contaminated soil, asbestos, or other environmental hazards discovered during the Inspections and not introduced onto the Premises by Purchaser or its agents, employees or contractors. Purchaser shall repair or restore any damage to the Property caused by the Inspections.

5.   CONTROL OF PREMISES; CONDEMNATION.

     A. Control of Premises. Until the closing, except for Purchaser's indemnification obligations set forth in Section 4.B. above, and except in the case of the willful misconduct of Purchaser or its agents, Seller shall have the full responsibility and the entire liability for any and all damages or injury of any kind whatsoever to the Premises, the Improvements thereon, and all persons, whether employees or otherwise, and all property from and connected to the Premises. Seller agrees to keep the Premises continually insured during the term of this Agreement under a policies of (i) commercial general liability insurance with policy limits of not less than $1,000,000 per incident, and (ii) fire, hazard and all risk property insurance in amount equal to one hundred percent (100%) of the replacement value of the Improvements. Until the closing, Seller shall have the full responsibility for the continued operation, maintenance and repair of the Premises, provided, however, Seller shall not (i) enter into any new leases or any amendments, modifications, extensions or renewals of existing leases, or (ii) approve of any assignment or sublease of an existing lease, without the prior written consent of the Purchaser, which may be withheld in Purchaser's sole discretion.

     B. Condemnation. If, prior to the closing, the Premises shall be the subject of an action in eminent domain or a proposed taking by a governmental authority, whether temporary or permanent, Purchaser, at its sole discretion, shall have the right to terminate this Agreement upon notice to Seller without liability on its part by so notifying Seller and the Earnest Money (with interest) shall be refunded to Purchaser. If Purchaser does not exercise its right of termination,
          (i) any and all proceeds arising out of any such eminent domain or taking shall be held in trust by Seller for the benefit of Purchaser and paid to Purchaser at closing; and (ii) the "Premises" shall thereafter be defined to mean the Premises less the portion taken by eminent domain or condemnation. In no event shall the Purchase Price be increased by the amount of any such proceeds.

     C. Casualty. If, prior to the closing, the Premises or the Improvements are materially damaged or destroyed, Purchaser, at its sole discretion, shall have the right to terminate this Agreement upon notice to Seller without liability on its part by so notifying Seller and the Earnest Money (with interest) shall be refunded to Purchaser. If the Premises or Improvements are not materially damaged or destroyed or Purchaser does not exercise its right of termination, Seller shall proceed forthwith to repair the damage to the Premises and Improvements and any and all proceeds arising out of such damage or destruction, if the same be insured, shall be held in trust by Seller for the benefit of such repair. In no event shall the Purchase Price be increased by the amount of any such proceeds.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. In order to induce Purchaser to enter into this Agreement and purchase the Premises, Seller hereby represents, warrants and covenants to Purchaser:

     A. Seller is a duly organized and validly existing corporation under the laws of the State of Minnesota, (ii) Seller is qualified to do business in the state in which the Premises are located, (iii) the corporation has full right and authority to enter into this Agreement,
          (iv) each person signing on behalf of the corporation is authorized to do so, (v) the execution and delivery of this Agreement by Seller will not constitute a default under any indenture,


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          agreement, contract, mortgage or other instrument to which Seller is a party, (vi) Seller is not a "foreign person" as that term is defined under Internal Revenue Code Section 1445(F)(3), and (vii) the sale of the Property is not subject to any withholding requirements imposed by the Internal Revenue Code, including, without limitation, Section 1445(F)(3).

     B. To Seller's knowledge, no action in condemnation, eminent domain or public taking proceedings are now pending or contemplated against the Premises.

     C. To Seller's knowledge, no ordinance or hearing is now before any local governmental body which either contemplates or authorizes any public improvements or special tax levies, and there has been no public improvements constructed, the cost of which may be assessed against the Premises. There are no special assessments currently a lien against or encumbering the Premises, except as shown by the Commitment.

     D. To Seller's knowledge, there is no actual or threatened action, litigation, or proceeding by any organization, person, individual or governmental agency (including governmental actions under condemnation authority or similar proceedings) affecting the Premises.

     E.   Seller has Marketable Fee Simple Title interest to the Premises.

     F. Except as shown by the Commitment, there are no delinquent taxes against the Property, and there are no "Green Acres" taxes against the Property. Seller has not appealed any taxes or assessments payable against the Premises and has made no commitments or agreements with any taxing authorities pertaining to the payment of taxes and assessments against the Premises or the assessed value of the Premises.

     G. The Premises will as of the date of closing be free and clear of all liens, security interests, encumbrances, leases or other restrictions or objections to title other than the Permitted Exceptions.

     H. All labor or material which have been furnished to the Premises during the one hundred twenty (120) days prior to the closing date have been fully paid for or will be fully paid for prior to the closing date so that no lien for labor or materials rendered can be asserted against the Premises.

     I. To Seller's knowledge, no fire insurance underwriter or governmental authority has requested any alterations or any additions to the Premises.

     J. To Seller's knowledge, there are no management, maintenance or service contracts, leases, licenses, purchase agreements, purchase options, rights of first refusal, or other unrecorded agreements affecting the Premises, except as set forth on EXHIBIT C. Seller agrees not to enter into any new, or modify any existing, written or oral service contracts, leases, licenses or other recorded or unrecorded agreements affecting the Premises hereafter without Purchaser's prior written consent which may be withheld in Purchaser's sole discretion.

     K. To Seller's knowledge, Seller, in its ownership, use, maintenance and occupancy of the Property, is not in violation of and has not violated, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authorities relating to environmental matters (being hereinafter collectively referred to as the "Environmental Laws"), including by way of illustration and not by way of limitation, (A) the Clean Air Act, the federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976, the


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          Comprehensive Environmental Response, Compensation and Liability Act
          of 1980, the Toxic Substances Control Act, or the Minnesota Environmental Response and Liability Act (including any amendments or extensions thereof and any rules, regulations, standards or guidelines issued pursuant to any of said Environmental Laws). To Seller's knowledge, during Seller's period of ownership of the Property, (i) neither Seller, its agents, employees and independent contractors nor any tenant, has operated the Premises for the purpose of receiving, handling, using, storing, treatment, transporting and disposing of petroleum products or any Hazardous Material as defined in said Environment Laws, other toxic dangerous or hazardous chemicals, materials, substances, pollutants and wastes, or any chemical, material or substance exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority (all the foregoing being hereinafter collectively referred to as "Hazardous Materials"); (ii) there are no existing or pending remedial actions or other work, repairs, construction or capital expenditures with respect to the Premises in connection with the Environmental Laws, nor has Seller received any notice of any of the same; (iii) no Hazardous Materials have been or will be released into the environment, or have been or will be deposited, spilled, discharged, placed or disposed of at, on, the Premises, nor has Seller used the Premises as a landfill or a disposal site for Hazardous Materials or for garbage, waste or refuse of any kind; (iv) there are no locations off the Premises where Hazardous Materials generated by or on the Premises by Seller have been treated, stored, deposited or disposed of; (v) the sale of the Premises by Seller to Purchaser does not require notice to or the prior approval, consent or permission of any federal, state or local governmental agency, body, board or official;
          (vi) no notices of any violation of any of the matters referred to in the foregoing sections relating to the Premises or its use have been received by Seller and there are no writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the ownership, use, maintenance or operation of the Premises, nor is there any basis for any such lawsuit, claim, proceeding or investigation being instituted or filed.

     The representations and warranties set forth in this Section 6 shall be continuing and shall be true and correct on and as of the closing date with the same force and effect as if made at that time and all such representations, warranties and covenants shall survive closing for 10 years and shall not be affected by any investigation, verification or approval by any party hereto or by anyone on behalf of any party hereto and shall not merge into Seller's deed being delivered at closing. Seller agrees to indemnify and hold Purchaser harmless from and against and to reimburse Purchaser with respect to any and all claims, demands, causes of action, loss, damage, liabilities, and costs (including attorney's fees and court costs) asserted against or incurred by Purchaser by reason of or arising out of the breach of any representation, warranty or covenant as set forth in this Section 6. Notwithstanding any provision of this Agreement to the contrary, in any of the foregoing representations and warranties, the words "to Seller's knowledge", or any variation thereof, shall mean to the actual knowledge of RODNEY YOUNG, President of Seller. Notwithstanding any provision in this Agreement to the contrary, if, during the course of Purchaser's investigation of the Property, but before the Closing Date, Purchaser learns that any of Seller's representations set forth in this Section 6 are untrue, then such representation shall be deemed to conform to the fact as discovered by Purchaser. Except as otherwise set forth in this Agreement, (i) Purchaser is purchasing the Property in the Property's "as-is, with all faults" condition; and (ii) in determining whether or not to purchase the Property, Purchaser is relying only on its investigation of the Property and not on any representation or warranty of Seller.

7. CONDITIONS TO CLOSING. The closing of the transaction contemplated by this Agreement and all the obligations of Purchaser and Seller, as the case may be, under this Agreement are subject to fulfillment, ON OR BEFORE FEBRUARY 12, 2003 (THE "CONDITION DATE"), of the following conditions precedent:


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     A.   Purchaser shall have determined that the physical status or condition of the Premises, including without limitation, condition of the Improvements (including without limitation, roof, heating, air conditioning and ventilation systems, mechanical, electrical and other utility systems, windows, structure, parking lot, parking lot lighting and foundation) and environmental, geotechnical (soil), wetland, floodplain, drainage and availability of adequate access and utilities, shall be satisfactory to Purchaser in its sole discretion. Purchaser shall determine the same from review of the Property Information and the Inspections performed pursuant to Section 4, and any other inquiries or other examinations, studies or evaluations of the Premises, if any, which Purchaser elects to perform or to have performed, and by taking into consideration such facts as Purchaser deems relevant.

     Purchaser may acknowledge satisfaction or waiver of any of the foregoing conditions, only by delivering written notice of satisfaction or waiver to Seller on or before the Condition Date. If Purchaser does not acknowledge in writing the satisfaction of one or more of the foregoing conditions (or otherwise waive the same in writing) on or before the Condition Date, then this Agreement shall automatically be deemed to be null and void, without action required of either party, the Earnest Money (and all interest) shall be returned to Purchaser, and Purchaser and Seller shall thereafter be released from any liability or obligation hereunder.

     Notwithstanding anything contained herein to the contrary, it shall be a condition of Purchaser's obligation to close this transaction that (i) the representations and warranties made by Seller in Section 6 shall be correct as of the Closing Date with the same force and effect as if such representations were made at such time, subject to the provisions of the last grammatical paragraph of Section 6, (ii) the status and marketability of title shall have been established to Purchaser's satisfaction in accordance with this Agreement, and (iii) Seller shall have executed and delivered to Purchaser the Lease Agreement in the form attached hereto as EXHIBIT D.

     Notwithstanding anything to the contrary, Seller's obligations to close under this Agreement are subject to Seller's having received, by the Closing Date, approval of the grant of warrants described in Section 19 of this Agreement by Seller's board of directors. If Seller has not received such approval by the Closing Date, then Seller may terminate this Agreement, whereupon the Earnest Money will be returned to Purchaser and the parties hereto shall have no further liability or obligation hereunder or with regard to the Property, except as set forth 4(B) hereof.

8. CLOSING DATE. Subject to the fulfillment or waiver of the conditions hereof, and provided that all of the covenants, representations and warranties of Seller are true and correct on the closing date as though made on such date, subject to the provisions of the last grammatical paragraph of Section 6, the closing of the purchase and sale shall take place on FEBRUARY 28, 2003 or upon such earlier date which Purchaser selects upon five (5) days' written notice to Seller (the "Closing Date"). The closing shall take place at the offices of Escrow Agent or at such other place as Seller and Purchaser may mutually determine, and, at either Seller's or Purchaser's election, may be an escrow closing which the parties do not physically attend. Possession of the Premises shall be delivered to Purchaser on the Closing Date, free of the leasehold or possessory interest of Seller and any tenants, licensees or occupants thereof, except pursuant to the Lease.

9. SELLER'S OBLIGATIONS AT CLOSING. At or prior to the Closing Date, Seller shall execute and deliver or cause to be delivered to Purchaser:

     A. Seller's duly recordable Limited Warranty Deed (the "Deed") to the Premises (in the form attached hereto as EXHIBIT E and made a part hereof conveying to Purchaser Marketable Fee Simple Title to the Premises and all rights appurtenant thereto.


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     B.   The ALTA (Form 10/17/92) Owner's Title Insurance Policy in conformity with the requirements of this Agreement, or a "marked-up" Commitment in form acceptable to Purchaser.

     C. Escrow Agent's standard affidavit of Seller confirming that Seller is not a "foreign corporation" within the meaning of Section 1445 of the Internal Revenue Code.

     D. Escrow Agent's standard affidavit of Seller in form and content sufficient to allow Escrow Agent to delete the standard exceptions contained in Purchaser's Owners Title Insurance Policy relative to (i) parties in possession (but with the exception of Seller's continued occupancy of the Property pursuant to the Lease), (ii) liens for labor, materials, or services, and (iii) unrecorded easements or other instruments.

     E.   The Lease Agreement.

     F. A certificate at closing confirming that the representations and warranties set forth in Section 6 of this Agreement are true and correct as of the Closing Date as though made as of such date, subject to the provisions of the last grammatical paragraph of Section 6.

     G. Such other documents as may be reasonably required by this Agreement (including, without limitation, authorizing resolutions of Seller, if required by Escrow Agent) all in a form reasonably satisfactory to Purchaser, Seller and Escrow Agent.

10. DELIVERY OF PURCHASE PRICE; OBLIGATIONS AT CLOSING. At closing, subject to the terms, conditions, and provisions hereof and the performance by Seller of its obligations as set forth herein, the Earnest Money shall be delivered to Seller (except any interest accrued thereon) and credited against the Purchase Price, and Purchaser shall deliver the balance of the Purchase Price to Seller pursuant to Section 2 above. At closing, Purchaser shall also execute and deliver the Lease Agreement to Seller.

11. CLOSING COSTS. The following costs and expenses shall be paid as follows in connection with the closing:

     A.   Seller shall pay:

          1. The cost to prepare and deliver to Purchaser the Commitment (including, without limitation, the cost of any title search and exam by Escrow Agent); the cost of the Survey; all fees to record all of the documents necessary to permit Seller to convey Marketable Fee Simple Title to the Premises to Purchaser (other than the fee to record the Deed); the cost of any endorsements necessary to convey Marketable Fee Simple Title to Purchaser; and one-half (1/2) of the closing fee and/or escrow fee charged by Escrow Agent in connection with the escrow of Earnest Money or the closing of this transaction.

          2. Any state, county or municipal deed tax, excise tax or transfer fee imposed on the conveyance, and any fees and costs incurred by Seller.

          3. Any deferred or delinquent real estate taxes or utilities and Seller's pro-rata share of those costs and expenses set forth in
               Section 12 below.


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

          4. All special assessments existing as of the Closing Date, whether levied, pending, deferred or assessed, including without limitation, the unpaid balance of special assessments and/or installments of special assessments certified for payment to the real estate taxes.

          5. Attorneys' fees and costs of Seller's attorneys, except as set forth in Section 18(J).

     B. Purchaser shall pay the following costs in connection with the closing:

          1.   The documentary fee necessary to record the Deed.

          2. The premium for the Owner's Title Policy and for any extended coverage title insurance endorsement requested by Purchaser.

          3. One-half (1/2) of the closing fee and/or escrow fee charged by Escrow Agent in connection with the escrow of Earnest Money or the closing of this transaction.

          4.   The brokerage fee of the Broker pursuant to Section 13 herein.

          5. Attorneys' fees and costs of Purchaser's attorneys, except as set forth in Section 18(J).

     C. The terms of this Section 11 shall survive the closing of the transaction contemplated herein.

12.  PRORATIONS. The following prorations shall be made as of the Closing Date:

     A. Real estate taxes (excluding any outstanding special assessments and/or installments of special assessments certified to the real estate taxes for payment Seller is obligated to pay pursuant to
          Section 11.A.4 hereof) allocable to the Premises that are due and payable in the year of closing shall be prorated between Seller and Purchaser to the Closing Date. Seller shall pay all such real estate taxes due and payable in years prior to the year of closing. Purchaser shall assume responsibility for the payment of all such taxes due and payable in years subsequent to the year of closing. If as of the Closing Date the Premises is not assessed for purposes of property taxation separately from all other real property, then the real estate taxes for the total tax parcel shall be paid in full at closing, and the amount of taxes allocable to the Premises shall be determined based upon the ratio that the square footage of the Premises bears to the square footage of all the real property within the total tax parcel.

     B. The terms of this Section 12 shall survive the closing of the transaction contemplated herein.

13. BROKERAGE. Seller and Purchaser represent and warrant to each other that they have not engaged the services of any broker in connection with the sale and purchase contemplated by this Agreement, except that Purchaser has engaged the services of WELSH COMPANIES (BRAD BOHLMAN) ("Broker"), for whose services Purchaser agrees to pay $35,000 only upon the closing of this transaction. Broker shall have no right to any portion of the Earnest Money if this Agreement is terminated, canceled or rescinded. Purchaser hereby agrees to indemnify, defend and hold Seller harmless for any claim (including reasonable expenses incurred in defending such claim) made by Broker in connection with this transaction. Each party hereby agrees to indemnify, defend and hold harmless the other party for any claim (including reasonable expenses incurred in defending such claim) made by a broker, sales agent or similar party (other than Broker) claiming to be entitled to a commission in connection with this transaction by reason of the acts of the indemnifying party. Broker shall execute this Agreement for purposes of evidencing its consent and agreement with the terms of this Section 13. Failure of Broker to execute this Agreement shall not affect the validity of this Agreement as between Seller and Purchaser. The terms of this Section 13 shall survive the closing of the transaction contemplated herein.

14.  REMEDIES.

     A. Seller Default. If Seller defaults in the performance of this Agreement, then Escrow Agent shall promptly refund the Earnest Money (and all interest) to Purchaser, and Purchaser may either (i) cancel this Agreement by written notice to Seller, or (ii) seek specific performance of this Agreement against Seller, as long as Purchaser prosecutes such specific performance within 6 months after the date of Seller's default.

     B. Purchaser Default. If Purchaser defaults in the performance of this Agreement, Seller's sole and exclusive remedy shall be to cancel this Agreement by delivering written notice of such default to Purchaser ("Seller's Default Notice"), in which event Purchaser shall have the opportunity to cure such default within thirty (30) days after receipt of Seller's Default Notice, and if Purchaser fails to timely cure such default after receipt of Seller's Default Notice, then this Agreement shall be deemed canceled without further action between the parties and the Escrow Agent shall deliver the Earnest Money to Seller as liquidated damages, it being the understanding and agreement of the parties that it would be impractical or extremely difficult to determine the actual damages to Seller in the event of Purchaser's default, and that the Earnest Money is a reasonable estimate of the damages which Seller would incur as a result of Purchaser's default hereunder.

15. ESCROW. Escrow Agent is authorized and agrees by acceptance thereof to promptly deposit the Earnest Money as provided herein and to hold same in escrow and to disburse the same in accordance with the terms and conditions of this Agreement. The sole duties of Escrow Agent regarding the Earnest Money shall be those described herein, and Escrow Agent shall be under no obligation to determine whether the other parties hereto are complying with any requirements of law or the terms and conditions of any other agreements among said parties. Escrow Agent may conclusively rely upon and shall be protected in acting upon any written notice, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties to this Agreement. Escrow Agent shall have no duty or liability to verify any such written notice, consent, order or other document, and its sole responsibility shall be to act as expressly set forth in this Agreement. Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement. If Purchaser and Seller execute any separate escrow instructions or an escrow agreement with Escrow Agent, then in the event of a conflict between the terms of such escrow instructions or escrow agreement and the terms of this Agreement, the terms of this Agreement shall control. Escrow Agent shall also execute this Agreement solely for the purpose of acknowledging its agreement with and understanding of the terms of this
     Section 15 and the other provisions of this Agreement relative to receipt, escrow, investment and disbursement of the Earnest Money. Failure of Escrow Agent to execute this Agreement shall not affect the validity of this Agreement as between Seller and Purchaser. Notwithstanding anything in this Section to the contrary, in the event of a dispute between Seller and Purchaser sufficient in the sole discretion of Escrow Agent to justify its doing so, or in the event that Escrow Agent has not disbursed the Earnest Money on or before the date of Closing pursuant hereto, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Earnest Money, together with such pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement with respect to the Earnest Money (other than with respect to any liabilities for willful misconduct or breach of trust by Escrow Agent). Any such legal action may be brought in such court as Escrow Agent shall determine to have jurisdiction thereof.

16.  SIGNAGE. Intentionally omitted.

17. TIME FOR ACCEPTANCE. This Agreement, when duly executed by all of the parties hereto, shall be binding upon the parties hereto, their heirs, representatives, successors and assigns. In the event this Agreement has not been duly executed by Seller and delivered to Purchaser or its agent on or before February 7, 2003 AT 5:00 P.M. C.S.T., then the offer herein and herewith made by Purchaser shall automatically and unconditionally terminate and this Agreement shall be null and void, and Escrow Agent shall immediately return to Purchaser the Earnest Money.

18.  MISCELLANEOUS. The following general provisions govern this Agreement.

     A. No Waivers. The waiver by either party hereto of any condition or the breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or of any other term, covenant or condition herein contained. Purchaser, in its sole discretion may waive any right conferred upon Purchaser by this Agreement; provided that such waiver shall only be made by Purchaser giving Seller written notice specifically describing the right waived.

     B.   Time of Essence. Time is of the essence of this Agreement.

     C. Governing Law. This Agreement is made and executed under and in all respects to be governed and construed by the laws of the State of MINNESOTA and the parties hereto hereby agree and consent and submit themselves to any court of competent jurisdiction situated in the State of MINNESOTA.

     D. Notices. All notices and demands given or required to be given by any party hereto to any other party shall be deemed to have been properly given if and when delivered in person, the next business day after being sent by reputable overnight commercial courier (e.g. U.P.S. or Federal Express), sent by facsimile (with verification of receipt) or three (3) business days after having been deposited with the U.S. Postal Service and sent by registered or certified mail, postage prepaid, addressed as follows (or sent to such other address as any party shall specify to the other party pursuant to the provisions of this Section):

          TO SELLER:                              TO PURCHASER:

          LECTEC CORPORATION                      LARRY HOPFENSPIRGER
          ATTN: RODNEY YOUNG                      2025 Nicollet Ave. So.
          10701 RED CIRCLE DRIVE                  ----------------------
          MINNETONKA, MINNESOTA 55343             Minneapolis, MN 55404
          PHONE: 952-933-2291                     ----------------------
          FAX: 952-938-1128

          with copy to:                           with copy to:
          DORSEY & WHITNEY LLP
          ATTN:  JAMES L. TUCKER III              ----------------------
          50 SOUTH SIXTH STREET, SUITE 1500
          MINNEAPOLIS, MINNESOTA  55402-1498      ----------------------
          PHONE:  (612) 340-2842
          FAX:  (612) 340-2644                    ----------------------

          IN THE EVENT EITHER PARTY DELIVERS A NOTICE BY FACSIMILE, AS SET FORTH ABOVE, SUCH PARTY MUST SEND THE NOTICE TO THE OTHER PARTY BY ONE OF THE OTHER METHODS DESCRIBED ABOVE.

          Any party, by notice given as aforesaid, may change the address to which subsequent notices are to be sent to such party.

     E. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto. This Agreement may be assigned or transferred by Purchaser at any time without consent of Seller, including, without limitation, to a lender of Purchaser, provided the assignee agrees to be bound by the terms of this Agreement. Upon such assignment, and written assumption by the assignee delivered to Seller, Purchaser shall have no further or other obligations under this Agreement, provided, however, that the original Purchaser shall remain liable for and not be released from its indemnification obligations under Section 4 of this Agreement.

     F. Invalidity. If for any reason any term or provision of this Agreement shall be declared void and unenforceable by any court of law or equity it shall only affect such particular term or provision of this Agreement and the balance of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

     G. Complete Agreement. All understandings and agreements heretofore had between the parties are merged into this Agreement which alone fully and completely expresses their agreement. This Agreement may be changed only in writing signed by both of the parties hereto and shall apply to and bind the successors and assigns of each of the parties hereto and shall not merge with the deed delivered to Purchaser at closing.

     H. Counterparts. This Agreement may be executed in one or more counterparts each of which when so executed and delivered shall be an original, but together shall constitute one and the same instrument.

     I. Calculation of Time Periods. Unless otherwise specifically provided herein, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of MINNESOTA, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of such period shall be deemed to end at 5:00 p.m., MINNESOTA time.

     J. Attorneys' Fees. If any dispute arises between the parties regarding this Agreement or the subject matter thereof, the prevailing party in any court action, administrative proceeding or alternative dispute resolution commenced or maintained to resolve such dispute, shall be entitled to an award of reasonable attorneys' fees, disbursements and court costs in addition to any other remedy to which the parties are entitled.

     K. Survival. Except as set forth in Section 6 hereof, all of the warranties, covenants, and representations made herein by either Seller or Purchaser shall for one year survive closing and the delivery of the Deed to Purchaser, or the earlier termination of this Agreement.

19. ADDITIONAL CONSIDERATION; GRANT OF WARRANTS. Seller will grant to Purchaser a warrant (the "Warrant") to purchase 200,000 shares of Seller's common stock, par value $.01, at $.90 per share. The Warrant shall be in the form of EXHIBIT F attached hereto and made a part hereof.

20. REPRESENTATIONS, WARRANTIES AND UNDERSTANDINGS OF PURCHASER Purchaser represents and warrants to Seller, and understands, as follows:

         A. Purchaser is purchasing the Warrant, and the shares underlying the Warrant (the "Warrant Shares"), solely for Purchaser's own account for investment purposes and not with a view to or for sale or distribution of the Warrant or Warrant Shares (collectively, the "Securities") or any portion thereof and without any present intention of selling, offering to sell or otherwise disposing of or distributing the Securities or any portion thereof in any transaction other than a transaction complying with the registration requirements of the Securities Act of 1933, as amended (the "Act"), and applicable state securities or "blue sky" laws, or pursuant to an exemption therefrom. The entire legal and beneficial interest of the Securities are being purchased for, and will be held for, Purchaser's account only, and specifically are not being purchased in whole or in part for any other person or entity.

         B. Purchaser has carefully reviewed and is familiar with the reports filed by Seller pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act Reports"). Purchaser has been given access to full and complete information regarding Seller, including, in particular, the current financial condition of Seller and the risks associated therewith and has utilized such access to Purchaser's satisfaction for the purpose of obtaining information or verifying information in the Exchange Act Reports, and particularly, Purchaser has either attended or been given reasonable opportunity to attend a meeting with representatives of Seller for the purpose of asking questions of, and receiving answers from, such representatives concerning Seller and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided in the Exchange Act Reports.

         C. Purchaser understands that the Securities as an investment involve a high degree of risk, including, without limitation, the risks described in the "Cautionary Statements" filed as Exhibit 99.1 to Seller's reports filed with the Securities and Exchange Commission (the "SEC") on Form 10-K.

         D. Purchaser has carefully considered and has, to the extent Purchaser believes such discussion necessary, discussed with Purchaser's professional legal, tax and financial advisors the suitability of an investment in Seller for the particular tax and financial situation of Purchaser. Purchaser has determined that the Securities are a suitable investment for Purchaser based on Purchaser's investment objectives and financial needs. Purchaser has adequate net worth and means for providing for Purchaser's current financial needs and contingencies, has no need for liquidity of investment with respect to the Securities and is in a financial position to bear the economic risk of, and withstand a complete loss of, the purchase price of the Securities. Purchaser's overall commitment to investments which are illiquid or not readily marketable is not disproportionate to Purchaser's net worth, and investment in the Securities will not cause such overall commitment to become excessive.

         E. Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of Purchaser's purchase of the Securities. Purchaser understands that (a) the Securities have not been registered under the Act, (b) the Securities are characterized under the Act as "restricted securities" and, therefore, cannot be sold or transferred unless they are subsequently registered under the Act or an exemption from such registration is available, and (c) except as provided in the Warrant, neither Seller nor any of its officers or directors has any obligation to register the Securities under the Act. In this connection, Purchaser is familiar with Rule 144 of the SEC as presently in effect, and understands the resale limitations imposed thereby and by the Act. Purchaser understands that Purchaser shall in no event make any disposition of all or any portion of the Securities unless (x) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement or (y) Purchaser shall have notified Seller of the proposed disposition and shall have furnished Seller with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and Purchaser shall have furnished Seller with an opinion of Purchaser's counsel in form and substance reasonably acceptable to counsel for Seller to the effect that such disposition will not require registration of the Securities under the Act. Purchaser understands that the Warrant and all share certificates will bear a legend restricting the transfer thereto consistent with the foregoing and that Seller will make a notation in its records accordingly.

         F. Purchaser is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (or all of its equity owners are accredited investors). Purchaser was not organized for the purpose of acquiring the Securities. Purchaser's principal place of business and principal office are located within the State of Minnesota and all of its equity owners are bona fide residents of said state except as otherwise disclosed to Seller in writing.

         G. Except as set forth in this Agreement, no representations or warranties have been made to Purchaser by Seller or any agent, employee or affiliate of Seller and in entering into this transaction, the Purchaser is not relying on any information, other than that contained herein and in the Exchange Act Reports and the results of independent investigation by Purchaser.

         H. All information which Purchaser has provided concerning Purchaser is correct and complete as of the date hereof. Purchaser agrees to indemnify, hold harmless and defend Seller and its affiliates and agents with respect to any and all loss, damage, expense, claim, action or liability any of them may incur as a result of the breach or untruth of any of the representations, warranties or other information of Purchaser in this Agreement. Purchaser understands and agrees that if Seller or anyone acting on its behalf discovers any breach or untruth of any such representations, warranties or other information, Seller may, at its option, rescind the sale of the Securities to Purchaser.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER: LECTEC CORPORATION              PURCHASER: LARRY HOPFENSPIRGER

BY: /s/ RODNEY A. YOUNG                 BY: /s/ LARRY HOPFENSPIRGER
    -------------------------------         ------------------------------------

ITS: Chairman, CEO, President           ITS: Owner
     ------------------------------          -----------------------------------

ACCEPTANCE BY BROKER

The undersigned, whether one or more, being the Broker referred to in this Agreement, hereby acknowledges and accepts the terms and conditions of this Agreement. Any amendment, modification or termination of this Agreement shall not require the signature of the undersigned, except to the extent Section 13 of this Agreement may be amended or modified (excluding termination of Section 13 due to lapse, termination or cancellation of this Agreement).

Acknowledged and agreed to this 5 day of February, 2003.

BROKER:

WELSH COMPANIES, LLC

By: BRAD BOWMAN
   ---------------------------------

Its: VR
    --------------------------------

ACCEPTANCE BY ESCROW AGENT

The undersigned, being the Escrow Agent referred to in the above Agreement, hereby acknowledges and accepts the terms of this Agreement as its escrow instructions and agrees to act in accordance herewith.

Acknowledged and agreed to this ________ day of _________________________, 2003.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY


By:
   ----------------------------------

Its:
    ---------------------------------

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF PREMISES


         LOT 2, BLOCK 11, OPUS 2 FOURTH ADDITION, HENNEPIN COUNTY, MINNESOTA.

                                    EXHIBIT B

                        FORM OF SURVEYOR'S CERTIFICATION


I HEREBY CERTIFY TO [INSERT NAME OF PURCHASER] AND [INSERT NAME OF TITLE INSURANCE COMPANY] AND THEIR HEIRS, SUCCESSORS AND ASSIGNS, THAT I HAVE PERSONALLY INSPECTED AND SURVEYED, ON THE GROUND, THE FOLLOWING DESCRIBED PROPERTY (THE "PROPERTY"), AND THIS PLAT OF SURVEY WAS MADE BY ME, OR UNDER MY DIRECTION AND SUPERVISION, EFFECTIVE AS OF THE CERTIFICATION DATE SET FORTH
BELOW:

(INSERT PROPER LEGAL DESCRIPTION, INCLUDING REFERENCE TO RECORDING DATA OF SUBDIVISION PLAT, IF APPLICABLE)

I FURTHER CERTIFY THAT (a) THIS PLAT OF SURVEY IS A TRUE, CORRECT AND ACCURATE DRAWING AND REPRESENTATION OF THE PROPERTY AND OF THE SIZE, LOCATION, EXTERIOR DIMENSIONS AND BOUNDARIES THEREOF; (b) THAT THE STREET ADDRESSES, LOCATIONS AND DIMENSIONS OF ALL BUILDINGS, AND THE LOCATIONS AND DIMENSIONS OF ALL PARKING AREAS, OF ANY OTHER IMPROVEMENTS UPON THE PROPERTY, OF ALL FENCES AND/OR RETAINING WALLS THEREON, OF ALL RECORDED AND/OR VISIBLE EASEMENTS, RESTRICTIONS AND COVENANTS (AND THE SAME ARE REFERENCED TO THE APPROPRIATE RECORDED DOCUMENT NUMBER OR OTHER APPLICABLE RECORDING INFORMATION), OF ALL STREETS, ROADS, RIGHTS-OF-WAY, AND MEANS OF PUBLIC AND/OR PRIVATE ACCESS WHICH AFFECT, BENEFIT, BURDEN OR ARE ADJACENT TO THE PROPERTY, OF ALL DITCHES, SEPTIC SYSTEMS, DRAIN FIELDS, UTILITY LINES AND/OR SYSTEMS (FROM EACH BUILDING OR OTHER LOCATION ON THE PROPERTY TO THEIR POINT OF CONNECTION WITH THE PUBLIC SYSTEMS) WHICH AFFECT, BENEFIT, OR BURDEN THE PROPERTY, AND OF ALL BUILDING SETBACK LINES AND/OR OTHER SETBACK LINES WHICH AFFECT THE PROPERTY, ARE CORRECTLY AND ACCURATELY SHOWN HEREON; (c) THAT THERE ARE NO DISCREPANCIES, CONFLICTS, GAPS, OVERLAPS, BOUNDARY DISPUTES, SHORTAGES IN AREA, ENCROACHMENTS OF IMPROVEMENTS OVER BOUNDARY LINES FROM OR ONTO THE PROPERTY OR UPON EASEMENTS OR RIGHTS-OF-WAY LOCATED ON OR ADJACENT TO THE PROPERTY, NO OVERLAPPING OF IMPROVEMENTS, NO VISIBLE EASEMENTS, NO OVERLAPPING OF EASEMENTS, AND NO ROADS, ALLEYS, RIGHTS-OF-WAY OR BUILDING SETBACK LINES WHICH AFFECT THE PROPERTY, EXCEPT AS SHOWN HEREON; (d) THAT THERE ARE NO FENCES, RETAINING WALLS, LIGHTPOSTS OR OTHER IMPROVEMENTS APPURTENANT TO THE PROPERTY WHICH ARE LOCATED WITHIN THE BOUNDARY LINES OF ADJOINING PROPERTIES, EXCEPT AS SHOWN HEREON; (e) THAT THE LEGAL DESCRIPTION OF THE PROPERTY, AS SET FORTH HEREON, IS CORRECT, COMPLETE AND ACCURATE; (f) THAT THE PROPERTY IS NOT LOCATED IN ANY FLOOD PLAIN UNDER ANY STATE OR FEDERAL LAW, INCLUDING WITHOUT LIMITATION, A "SPECIAL FLOOD HAZARD AREA" (100 YEAR FLOOD PLAIN), OR IN AN IDENTIFIED "FLOOD PRONE AREA", AS DEFINED BY THE U.S. DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT, PURSUANT TO THE FLOOD DISASTER PREVENTION ACT OF 1973, AS AMENDED, AS REFLECTED BY FLOOD INSURANCE RATE MAP PANEL # ______________, DATED ______, WHICH MAP PANEL COVERS THE AREA IN WHICH THE PROPERTY IS LOCATED; (g) THAT THIS PLAT OF SURVEY AND THE SURVEY ON WHICH IT IS BASED WERE MADE IN ACCORDANCE WITH "MINIMUM STANDARD DETAIL REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS", AS JOINTLY ESTABLISHED AND ADOPTED BY ALTA AND ACSM IN 1999, MEETS THE CURRENT ACCURACY STANDARDS JOINTLY ADOPTED BY ALTA AND ACSM FOR AN ALTA/ACSM URBAN LAND TITLE SURVEY, AS DEFINED THEREIN, AND CONTAINS ITEMS 1 THROUGH 11, AND 13 THROUGH 16 INCLUSIVE OF TABLE A OF THE 1999 MINIMUM STANDARD DETAIL REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS.


DATED:                    , 20                  BY:
      --------------------    -------.
                                                L.S. NO.

                                    EXHIBIT C

                                 LEASE AGREEMENT


This LEASE AGREEMENT ("Lease") is made and entered into this 25th day of February, 2003 by and between RED CIRCLE DRIVE, LLC, a Minnesota limited liability company ("Landlord") and LECTEC CORPORATION, a Minnesota corporation ("Tenant").

SECTION 1. FUNDAMENTAL LEASE TERMS. Subject to the covenants, terms and conditions of this Lease as more particularly set forth herein, the fundamental terms of this Lease are as follows:

A. PREMISES (SECTION 2): The entire building ("Building") comprised of approximately 29,975 total square feet of rentable area located in the Project (defined herein) containing approximately 29,975 total square feet of rentable area, in addition to the Project. The Premises is depicted on Exhibit A attached hereto and made a part hereof.

B. INITIAL LEASE TERM (SECTION 4): Twelve (12) months, commencing on February 25, 2003, and expiring twelve full calendar months thereafter on February 25, 2004. The Lease Term shall be subject to adjustment pursuant to the terms of this Lease, and subject to Tenant's right to renew the lease Term pursuant to Section 4.B. hereof.

C. RENT (SECTION 5): During the initial Lease Term, Tenant's Rent under this Lease shall consist of Tenant's monthly estimated Proportionate Share of Operating Expenses and any additional rent payable hereunder. Rent during the Renewal Term shall be comprised of Tenant's monthly estimated Proportionate Share of Operating Expenses plus Base Rent in accordance with
     Section 4.B. hereof, and any additional rent payable hereunder.

D.   PROPORTIONATE SHARE (SECTION 7): One hundred percent (100%).

E. PERMITTED USE (SECTION 10): Tenant may use the Premises for general office use, assembly, research and development, and storage incidental to the foregoing.

F.   SECURITY DEPOSIT (SECTION 24): None.

G.   ADDRESS OF PREMISES: 10701 Red Circle Drive, Minnetonka, Minnesota 55343

H.   ADDRESSES FOR INVOICES AND PAYMENTS:

     IF TO LANDLORD:                              IF TO TENANT:

     RED CIRCLE DRIVE, LLC                        LECTEC CORPORATION
     c/o Larry C. Hopfenspirger
     2025 Nicollet Avenue South                   Attn: President
     Minneapolis, MN  55404                       10701 RED CIRCLE DRIVE
                                                  MINNETONKA, MN 55343

I.   ADDRESSES FOR LEGAL NOTICES (SECTION 19):

     IF TO LANDLORD:                              IF TO TENANT:

     RED CIRCLE DRIVE, LLC                        LECTEC CORPORATION
     c/o Larry C. Hopfenspirger                   10701 RED CIRCLE DRIVE
     2025 Nicollet Avenue South                   MINNETONKA, MN  55343
     Minneapolis, MN  55404                       Attn:  President

     (with copy to:)                              (with a copy to:)

     -------------------------                    Dorsey & Whitney LLP
                                                  50 South Sixth Street
     -------------------------                    Suite 1500
                                                  Minneapolis, MN  55402
     -------------------------                    Attn:  James L. Tucker III

     -------------------------

SECTION 2. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, in "As-Is" condition, the premises ("Premises") depicted on the site plan attached hereto as EXHIBIT A. The Premises contains approximately 29,975 TOTAL SQUARE FEET OF RENTABLE AREA. The Premises is comprised of the entire Building depicted in the site plan attached hereto as EXHIBIT A. The Building, all other improvements within the area outlined on EXHIBIT A, Common Areas (as defined herein), and the real property underlying the same are collectively referred to herein as the "Project". The Project is located at the street address of 10701 Red Circle Drive, Minnetonka, Minnesota, and is comprised of approximately 29,975 total square feet of rentable area. For purposes of this Lease, the number of square feet of rentable area in the Premises, Building and Project (including without limitation, the Common Building Areas), has been and will be determined by measuring from the exterior face of exterior walls, and from the midline or centerpoint of interior or party walls.

SECTION 3. COMMON AREAS. All areas and facilities of the Building and Project that are provided and designated by Landlord from time to time for the general use and convenience of Tenant are collectively referred to herein as "Common Areas". Except as otherwise provided herein, Tenant and its employees, invitees and customers shall have the exclusive right to use, without charge, all Common Areas. Tenant's use of the Common Areas shall be subject to any reasonable rules and regulations, and amendments or additions thereto, which may be adopted by Landlord from time to time. The term "Common Areas" shall include, without limitation, (i) all interior common mechanical rooms, utility rooms, restrooms, vestibules, stairways or corridors within the Building not intended to selectively serve one or more tenants (herein, "Common Building Areas"), and
(ii) all exterior pedestrian walkways, patios, landscaped areas, sidewalks, service drives, plazas, malls, throughways, loading areas and parking areas not exclusively reserved to Tenant, entrances, exits, driveways, and roads. Landlord reserves the right to make use of or grant easements over, under or across the exterior portions of the Building and Common Areas of the Project so long as such use does not materially disturb or otherwise materially interfere with Tenant's business operations in the Premises, Building signage or utilization of the Common Areas.

SECTION 4. LEASE TERM.

A. Initial Term. Tenant hereby takes the Premises from Landlord, upon and subject to the covenants, terms and conditions hereinafter set forth, for the term (herein, "term of this Lease" or "Lease Term") commencing on February 28, 2003 ("Commencement Date") and continuing through and including the expiration of twelve full calendar months thereafter on February 27, 2004 ("Expiration Date"), subject to Tenant's right to renew the Lease Term pursuant to Section 4.B. herein.

B. Renewal Term. Tenant shall have the option ("Option") to extend the term of this Lease for up to two (2) additional, consecutive sixty (60) month terms (the "Renewal Term(s)") under the same terms and conditions contained herein, provided, however, that in addition to other Rent payable hereunder, Tenant shall also pay Landlord Base Rent which shall be determined to be the then current market rate for similar space in the southwestern suburban Twin Cities area ("Market Area") determined in accordance with SECTION 4.C. below. Tenant may exercise each such Renewal Term by delivering written notice to Landlord ("Renewal Notice"), stating its irrevocable intent to exercise the Option, not less than one hundred eighty (180) days prior to the expiration of the initial Lease Term, or expiration of the first Option, as the case may be. In the event that Tenant fails to deliver timely notice of its intent to exercise any Option, Tenant's right to the Option and any subsequent Option shall be deemed null and void. Conditions of the exercise of such Option shall be that Tenant is not in Default pursuant to Section 18 of this Lease and that this Lease is in full force and effect.

C. Market Rate Determination. If the market rate must be determined in accordance with the provisions of SECTION 4.B. above, the parties hereto agree as follows:

     (1) Within fifteen (15) days following receipt of Tenant's Renewal Notice for the Renewal Term, Landlord will submit to Tenant Landlord's proposed market rate determination ("Landlord's Proposed Market Rate").

     (2) If Tenant does not notify Landlord within fifteen (15) days after receipt of Landlord's Proposed Market Rate that Tenant disagrees with Landlord's Proposed Market Rate, then Landlord's Proposed Market Rate shall be deemed approved and accepted by Tenant. If Tenant timely notifies Landlord of Tenant's disagreement with Landlord's Proposed Market Rate, then the parties agree to negotiate in good faith for a period of thirty (30) days following Landlord's receipt of Tenant's notice of disagreement (the "Negotiation Period") in an attempt to reach agreement on the market rate. In connection therewith, each party shall submit to the other party such evidence as it then has to substantiate its proposed market rate. If the market rate is not mutually agreed upon by the parties within the Negotiation Period, the Renewal Notice shall remain in full force and effect and the market rate shall be determined by arbitration in accordance with the remaining provisions of this SECTION 4.C.

     (3) If the market rate is not mutually agreed upon within the Negotiation Period, then within ten (10) days after the expiration of the Negotiation Period, the parties shall choose a neutral individual having at least ten (10) years recognized brokerage experience with first-hand knowledge in the determination of commercial rental rates in the Market Area ("Expert"), and the Expert shall determine the market rate within twenty (20) business days after expiration of the Negotiation Period. If the parties cannot mutually agree on an Expert within seven (7) days after expiration of the Negotiation Period, each party shall notify the other as to the name, address, and telephone number of an arbitrator (having similar experience and qualifications required of the Expert) it has selected to serve on the board of arbitration ("Board"). The two (2) arbitrators will appoint a third arbitrator having such experience and qualifications as promptly as reasonably possible and the three (3) arbitrators will constitute the Board. All three (3) arbitrators must also be persons totally disinterested in any economic way in the ultimate resolution of the market rate.

     (4) After the Board is appointed, it will proceed as expeditiously as reasonably possible to resolve the dispute in accordance with the commercial rules of arbitration of the National Arbitration Forum and to notify the parties of its decision as to the market rate within twenty (20) business days of the appointment of the last member of the Board. Both Landlord and Tenant may each state in writing what it proposes the market rate should be including whatever support for such contention it wishes to have considered by the Board. The Board shall arrange for such simultaneous exchange of such written information to both Landlord and Tenant and shall accept additional evidence, rebuttals or other matters the parties may wish to present until five days prior to the date on which the Board shall render its decision. The Board shall not be limited to choosing between one (1) of the two
          (2) market rates proposed by the parties but may substitute its opinion as to market rate, provided, however, that the determination of the Board shall be made as follows:

          (a) Each member of the Board will independently determine the market rate and simultaneously disclose to each other his or her separate determination.

          (b) If the high market rate is less than ten percent (10%) higher than the middle market rate and the low market rate is less than ten percent (10%) lower than the middle market rate, then the average market rate of the three Board members shall be the market rate.

          (c) If either the high market rate or the low market rate deviates from the middle market rate by more than ten percent (10%), then the average of the two market rate determinations closest by dollar amount shall be the market rate.

     Upon the determination of the market rate pursuant to the foregoing terms, such determination shall be final and binding upon the parties. If for any reason the determination of the market rate has not been made as of the commencement of the Renewal Term, then Tenant shall nevertheless pay Base Rent at Landlord's Proposed Market Rate pending determination of the market rate pursuant to the mechanism described above. Any rent paid by Tenant at a rate other than the market rate determined pursuant to the foregoing terms shall be adjusted retroactively. Any and all fees and expenses charged by the Expert shall be divided equally between Landlord and Tenant, or alternatively, Landlord and Tenant shall each pay any and all fees and expenses incurred in connection with such party's own Board member and the fees and expenses of the third Board member shall be divided equally between Landlord and Tenant.

SECTION 5. RENT. Tenant agrees to pay Landlord monthly in advance, without demand, offset, abatement or deduction, as rent, all sums due under this Lease and the word "Rent", as used in this Lease, shall mean Tenant's monthly payment of its Proportionate Share of Operating Expenses and the additional rent payable hereunder; provided, however, that during the Renewal Term, Rent shall also include Base Rent determined under Section 4.B. and 4.C. of this Lease. All Rent shall be payable to Landlord at the address set forth in SECTION 1.H. above, or at such other address as may from time to time be designated by Landlord. If any Rent or other sum due from Tenant is not received by Landlord on or before the fifth (5th) day of the month for which the Rent or such sum is due, then a late payment charge of $50 per occurrence shall become due and payable to Landlord, all in addition to such amounts owed under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided. Any sums paid to Landlord by Tenant pursuant to this Lease shall be applied to Tenant's account in the following order: first to the payment of costs of collection, including without limitation attorneys' fees and court costs; then to the payment of late charges and accrued interest due on past due amounts; then to the payment of Rent. Periodic Rent invoices that may be provided to Tenant by Landlord are provided at the discretion and will of Landlord and as a courtesy only and in no event shall the date of delivery or receipt of an invoice, or the failure to deliver an invoice, extend the time for payment of Rent or the date Rent is due and payable.

SECTION 6. SURRENDER OF POSSESSION AND HOLDING OVER. In the event that Tenant fails to surrender possession of the Premises upon the expiration or termination of this Lease, then Tenant shall be obligated to (i) vacate and deliver the Premises to Landlord immediately upon receipt of written notice to vacate from Landlord, (ii) pay Landlord as Rent for such holdover period, an amount equal to one and one-half (1.5) times the rate of Rent for the Premises immediately prior to the expiration or termination of this Lease, together with all additional rent and other sums and charges as provided in this Lease, and (iii) indemnify, hold harmless and defend Landlord against all claims for liability, costs or damages by any other party to whom Landlord may have leased all or part of the Premises. If Tenant holds over with the prior written consent of Landlord, then Tenant's occupancy for the holdover period shall be deemed a month to month occupancy terminable by either party upon thirty (30) days written notice to the other party, and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord monthly, in advance, as Rent for the holdover period, an amount equal to Rent in effect on the date of expiration or termination of this Lease, together with all additional rent and other sums and charges as provided in this Lease; provided, however, that Landlord shall have the right, from time to time, to adjust the Rent payable by Tenant during the holdover period by providing Tenant with at least thirty (30) days prior written notice of such adjustment. No holding over by Tenant, without the prior written consent of Landlord shall operate to extend the term of this Lease. Nothing contained herein shall be construed to give Tenant any right to hold over or to impair or limit any of Landlord's rights and remedies set forth in this Lease if Tenant holds over without the prior written consent of Landlord, including without limitation, the right to terminate this Lease at any time during such holdover period, to recover possession of the Premises from Tenant, or to recover damages from Tenant from such holding over.

SECTION 7. OPERATING EXPENSES.

A. Operating Expenses. Tenant shall also pay Landlord monthly in advance, without demand, offset, abatement or deduction, as additional rent during the Lease Term, Tenant's Proportionate Share of all costs which Landlord may incur in owning, managing and operating the Building, and Common Areas within the Project. All such costs are referred to herein as "Operating Expenses" and are hereby defined to include, without limitation, the following: (a) costs (including without limitation, sales and service taxes) incurred by Landlord in the management of the Project, including management fees which do not exceed 1.5% of Landlord's gross receipts from the Project; (b) all real property taxes, installments of special assessments and governmental impositions of any kind whatsoever imposed upon Landlord by reason of its ownership, operation or management of the Project, including without limitation the so called Minnesota "state general tax", and court filing fees and legal fees incurred in connection with actions to reduce the same, but legal fees may only be included in Operating Expenses to the extent reductions are obtained during the Term; (c) dues and assessments by means of covenants, conditions, easements or restrictions of record and/or owners' associations if any, which accrue against the Project during the term of this Lease; (d) all premiums, deductibles and retentions for insurance coverages Landlord is required to carry pursuant to Section 12.B. herein or by its lender, or that Landlord otherwise deems reasonably necessary to carry, including without limitation, property insurance, commercial general liability insurance, and rent loss insurance; and (e) all other expenses which would generally be regarded as operating, repair, replacement and maintenance expenses or Common Area expenses.

          The following items shall not be considered Operating Expenses:

          1.   Amounts paid directly by Tenant.

          2. Alterations solely for the benefit of another tenant of the Building.

          3. Interest and any increase in the rate of interest payable by Landlord with respect to any mortgage on the Project.

          4.   Amortization or other payments on loans to Landlord.

          5.   Depreciation of the Project or any part thereof.

          6.   Leasing commissions or brokerage commissions of any kind.

          7.   Legal expenses for disputes with Tenant.

          8. Income, excess profits or franchise taxes measured by the income of Landlord.

          9. Expenses for repair or replacement paid by proceeds of insurance or condemnation.

          10.  Expenses incurred in leasing or procuring new tenants.

          11. The amount of rent or other charges payable under and pursuant to any ground lease or master lease pertaining to the Project.

          12.  Any advertising or promotional expenses.

          13. Any cost representing an amount paid to an entity related to Landlord which is in excess of competitive costs charged by others.

          14. Any work to be completed at Landlord's sole expense without reimbursement under this Lease.

          15.  Charitable, political or trade association contributions.

          16. Costs associated with the operation of the business of the entity which constitutes the Landlord, as distinguished from the costs of operation of the Project, including, without limitation, accounting, tax legal, consulting and auditing costs.

          17. Landlord's general overhead and administrative expenses, except for the management fee and employee expense (reasonably allocated to the Project) for employees of Landlord or its affiliates performing maintenance and repairs of the Project.

          18. Reserves of any kind, including but not limited to reserves for replacement (except reasonable reserve for roof replacement), bad debts, lost rent or similar charges.

          19. Wages, costs and salaries associated with off-site employees, except to the extent working at the Project and allocated equitably and proportionately to the Project.

     B. Proportionate Share. Tenant's proportionate share of Operating Expenses ("Proportionate Share") shall be equal to one hundred percent of the Operating Expenses of the Project. Landlord may invoice Tenant monthly for one twelfth (1/12th) of Tenant's estimated annual Proportionate Share of Operating Expenses for each calendar year, which amount shall be adjusted reasonably from time-to-time by Landlord based upon anticipated Operating Expenses. Tenant's Proportionate Share of Operating Expenses for the years in which the Lease Term commences and terminates shall be prorated as equitably determined by Landlord based upon the Commencement Date and date of termination of the Lease Term. Notwithstanding anything contained herein to the contrary, during the year in which this Lease terminates, Landlord, prior to the termination date, shall have the option to invoice Tenant for Tenant's Proportionate Share of the Operating Expenses based upon the previous year's Operating Expenses.

     C.   Intentionally omitted.

     D. Reconciliation. Within four (4) months following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail the computations of Operating Expenses due pursuant to this Section, provided, however, that Landlord's failure to timely provide any such accounting within the applicable four (4) month period shall not relieve Tenant of its obligation to pay any sums due to Landlord relative to any such reconciliation. If the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of Operating Expenses due by Tenant under this Section, the accounting shall be accompanied by evidence of a credit to Tenant's account, except that if the Lease Term has expired, then the amount of the credit shall be paid to Tenant. If the accounting shows that the total of the monthly payments made by Tenant is less than the amount of Operating Expenses due by Tenant under this Section, the accounting shall be accompanied by an invoice for the additional Operating Expenses due from Tenant and Tenant shall pay Landlord the amount set forth in the invoice within thirty (30) days following receipt of same.

E. Tenant's Right to Inspect Landlord's Books. Within thirty (30) days after receiving Landlord's annual reconciliation statement for Operating Expenses, Tenant may at Tenant's sole expense (except as otherwise provided herein) request an audit of Landlord's Operating Expenses by an independent certified public accountant chosen by Landlord from a list of not fewer than three submitted by Tenant in conjunction with the request. If Tenant does not request such audit within said thirty (30) day period, Tenant shall be deemed to have waived its right to audit Landlord's books for the applicable reconciliation statement and Operating Expenses referenced therein. If Landlord does not make the choice within fifteen (15) days, Tenant may do so. The auditor shall have access to those records of Landlord pertaining to Operating Expenses for the year in question. The auditor shall report to the parties within thirty (30) days after being chosen. The report of the auditor shall be final and binding on both parties with respect to the year in question unless Landlord disputes the audit by notice to Tenant within fifteen (15) business days after receiving the report. If the report is disputed by Landlord, the parties shall select a mutually acceptable auditor to review the report, and the determination of the mutually acceptable reviewing auditor shall be final and binding on both parties. If the actual Operating Expenses differ from those charged to Tenant, payments required to make adjustments in rent conform to the final report shall be made within 30 days after receipt of the final report. All expenses of the audit shall be borne by Tenant unless the audit, or the final determination by the reviewing auditor if Tenant's audit is disputed by Landlord, discloses that Landlord's reconciliation statement contains an overstatement of Operating Expenses of more than 7%, in which case all reasonable expenses (excluding travel, meals and lodging) of Tenant's audit and of the reviewing auditor resolving a disputed audit shall be borne by Landlord, and payment of Operating Expenses shall be adjusted accordingly.

SECTION 8. UTILITIES. Commencing on the Commencement Date, Tenant shall pay directly to the pertinent utility provider when due, without demand, offset or deduction, as additional rent during the Lease Term, all charges for utilities furnished to or for the use or benefit of Tenant or the Premises. Except to the extent of Landlord's negligence (unless waived pursuant to SECTION 15.C. herein), Landlord shall not be liable for damages or otherwise, and Tenant shall have no right of demand, offset, abatement or deduction, if any utility provider's service to the Premises is interrupted or impaired by weather, fire, accident, riot, strike, act of God, the making of necessary repairs or improvements, or any other causes beyond the reasonable control of Landlord. If any public authorities require a reduction in energy consumption in the use or operation of the Building or Project, Tenant agrees to conform to such requirements.

SECTION 9. ADDITIONAL TAXES. If applicable in the jurisdiction where the Premises are located, Tenant shall pay and be liable for all rental, sales, service and use taxes or other similar taxes arising from Tenant's operation of its business within the Premises, if any, levied or imposed by any city, state, county or other governmental body having authority, and if levied upon Landlord, such payments shall be included within the definition of Operating Expenses and recoverable by Landlord pursuant to SECTION 7 above.

SECTION 10. PERMITTED USE. The Premises are leased to Tenant solely for the use and purpose set forth in SECTION 1.E. of this Lease ("Permitted Use"). Tenant shall not use, occupy, or permit the use or occupancy of the Premises or any portion thereof for any other use or purpose whatsoever, without obtaining the prior written consent of Landlord which consent shall not be unreasonably withheld.

SECTION 11. ADDITIONAL OBLIGATIONS OF TENANT.

A. Occupancy and Use. Tenant shall occupy the Premises and conduct its business in such a manner as is lawful, reputable and will not create a nuisance. Tenant shall not overload, damage or deface the Premises or do any act which may make void or voidable any insurance on the Premises or the Project, or which may render an increased or extra premium payable for such insurance, but if Tenant does so, Tenant will be liable for such premiums as additional rent. Tenant and its employees, agents, customers, vendors and suppliers (collectively, "Affiliated Parties") shall not utilize any portion of the loading dock area or the Common Areas for the storage of pallets, crates, boxes, refuse or rubbish other than that which is placed in rubbish containers or dumpsters provided by or approved by Landlord.

B. Signs. Tenant shall not install, place, erect, or paint any sign, marquee or awning of any type or description in or about the Premises or Project which are visible from the exterior of the Premises, except those signs submitted to and approved by Landlord in writing, which approval shall not be unreasonably withheld, and which signs are in conformance with applicable governmental laws, rules, regulations and ordinances. However, Landlord hereby approves Tenant's signs which are installed in, on, and about the Project on the date hereof. Landlord shall have the right to approve, which approval shall not be unreasonably withheld, the type and size, location and color of all signs which Tenant desires to use or place in or upon the exterior or windows of the Premises or the Building. Landlord may install temporary or permanent signage relating to the Project in the Common Areas that does not materially interfere with Tenant's signage as approved by Landlord hereunder. Landlord will not install any "For Lease" signs until (i) the last six months of the initial Lease Term, or (ii) if Tenant exercises its Right to Renew, the last six months of the Extended Renewal Term (as hereinafter defined).

C. Compliance With Laws, Rules and Regulations. Except as otherwise provided in this SECTION 11.C., during the Lease Term and the Extended Renewal Term, if any, Tenant shall, at its sole cost and expense, cause the Premises and Tenant's use thereof to comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises, including without limitation, any repairs, alterations or modifications to the exterior or structural elements of the Building or to the Common Areas of the Project necessary to comply with applicable laws. Further, Tenant shall be solely responsible for the entire cost and expense of any work required to comply with applicable laws due to Tenant's specific use or occupancy of the Premises or due to Tenant's acts or omissions, or as a result of any alterations, modifications or improvements to the Premises or Building constructed by Tenant during the Lease Term and Renewal Term, if any.

     Upon not less than forty-five (45) days prior written notice to Tenant, Tenant will also comply with the reasonable rules and regulations of the Project adopted by Landlord. Landlord shall have thereafter have the right at all times, upon forty-five (45) days prior written notice to Tenant, to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Project or the Premises. All rules and regulations of the Project, and amendments or modifications thereof, will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

D. Tenant's Insurance Obligations. Tenant shall, during the term hereof, keep in full force and effect at its expense the following insurance coverages:

     (1) Property insurance, including plate glass coverage, written on the Insurance Service Office's Special Perils form, or equivalent, covering the full replacement value of (a)

                  Tenant's personal property, goods, inventory, supplies, signs, furniture, and moveable trade fixtures, equipment and machinery (collectively, "Tenant's Personal Property"), and
                  (b) Improvements (defined herein) Tenant is required to remove at Lease expiration or termination pursuant to SECTION 11.F. herein;

         (2) Commercial General Liability insurance in an amount of not less than $1,000,000 per "occurrence" and $2,000,000 "aggregate" for the Premises, insuring Tenant and its Affiliated Parties against liability for bodily injury, death, personal injury, and including contractual liability coverage. The amount of such liability insurance shall not limit Tenant's liability under this Lease. Such policy or policies shall name Landlord and Landlord's management agent, if any, and upon request, Landlord's designated mortgagee, as additional insureds and shall provide that thirty (30) days' prior written notice must be given to Landlord prior to modification or cancellation of such policy of insurance.

         Tenant shall furnish certificates satisfactory to Landlord at the time this Lease is executed, and thereafter from time to time within ten
         (10) days after written request by Landlord, evidencing that such coverages are in full force and effect. Within ten (10) days after written request by Landlord, Tenant shall also provide Landlord with a copy of such policies of insurance. All such insurance carried by Tenant shall be issued by companies having an A.M. Best Company rating B+ or better.

E. Tenant's Maintenance and Repair Obligations. Tenant shall at its sole expense and all times throughout the term of this Lease, including renewals and extensions thereof, keep and maintain the Building and the Premises and all of Tenant's signage in a clean, safe, sanitary, and working condition and in compliance with all applicable federal, state, and local laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include, but not be limited to, the maintenance, repair and replacement, if necessary, of the following items: (i) heating, ventilation and air conditioning system and equipment (including a regular preventative maintenance contract), (ii) lighting, wiring, and plumbing fixtures, piping, and equipment, (iii) water heaters, (iv) motors and machinery, (v) all interior fixtures (including without limitation, trade fixtures, walls, partitions, doors, door handles, locks, closures and frames, and windows), including the regular painting thereof, (vi) all exterior entrances, windows, doors, door handles, locks, closures and frames, docks (including without limitation, lifts, dock levelers, awnings, dock shelters, and staircase supports, treads and railings), including the regular painting thereof and the replacement of all broken glass, (vii) the exterior and structural portions of the Building (including exterior painting and tuckpointing), including without limitation, the roof (including flashing and drainage systems) and foundation, (viii) fire sprinkler system, (ix) utility lines up to connection points with the Building, (x) parking areas, (xi) Common Areas (including without limitation site lighting, project identification signs, snow and ice removal, maintenance of landscaping and irrigation systems), and (xii) all other improvements within the Project. When used in this provision, the term "repair" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. Tenant shall keep the sidewalks, entrances, exits, drive aisles and parking areas of the Project clean and shall remove snow and ice accumulations therefrom. Tenant shall keep lawn areas neatly mowed and trimmed and reasonably free of weeds and shall keep landscaped areas properly irrigated and reasonably free of weeds and litter. Within ten (10) days after written request by Landlord, Tenant shall provide to Landlord written proof substantiating Tenant's performance of any maintenance, repair or replacement required under the terms hereof. If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease, then subject to the notice and cure period requirements of
         SECTION 18.A.(2) herein (except in the event of an emergency when no prior notice need be given by Landlord), Landlord may make such repairs, without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, personal property, furniture, trade fixtures, equipment, or other property or to Tenant's business by reason thereof, provided that

          Landlord shall use reasonable efforts not to disturb or otherwise interfere with Tenant's operations in the Premises, and upon completion thereof, Tenant shall pay to Landlord all costs incurred by Landlord in making such repairs, including ten percent (10%) for overhead, within thirty (30) days after Landlord delivers to Tenant an invoice for such costs.

          Notwithstanding any provision in this Lease to the contrary, if Tenant is required to perform any improvement to the Property that is considered a capital improvement based on sound accounting principles applicable to the ownership or management of office/warehouse/light industrial buildings in the Twin Cities metropolitan area, then (i) Landlord shall perform the capital improvement work and initially pay for same subject to reimbursement as provided herein, and (ii) the cost of the capital improvement shall be amortized over its useful life as reasonably determined by Landlord based on sound accounting principles applicable to the ownership or management of office/warehouse/light industrial buildings in the Twin Cities metropolitan area at an interest rate of ten percent (10%) per annum and shall be included as a component of Tenant's monthly Base Rent, provided, however, Tenant will not be responsible for the portion of the amortization of such capital improvement that occurs outside of the Lease Term, unless extended or renewed. Upon completion of any such work by Landlord, the parties will execute an addendum to this Lease confirming the cost of such work, the amortization schedule for such cost computed per the above terms, and increasing Tenant's monthly Base Rental obligations by the monthly installments of the amortized sum calculated per the above terms.

     F. Alterations and Improvements. Subject to Tenant obtaining, at its sole expense, any and all necessary federal, state and municipal governmental licenses, permits or approvals, Tenant shall have the right, at its sole expense, to construct and install all tenant improvements, furniture, trade fixtures, equipment, machinery and other improvements necessary for Tenant to utilize the Premises for its Permitted Use; provided, however, that such work is performed in a workmanlike manner and Tenant uses reasonable efforts not to disturb other tenants' use of their demised premises or the Common Areas during performance of such work. Prior to installing or making any alterations, physical additions or tenant improvements (collectively, "Improvements") on or within the Premises, Tenant shall (i) obtain Landlord's written approval of plans and specifications for such improvements, which approval shall not be unreasonably withheld, and
          (ii) forward to Landlord a copy of all governmental approvals required for the Improvements that Tenant has obtained, together with names and addresses of all contractors and subcontractors who will be working at the Premises. All such work shall be performed by qualified, licensed and insured contractors or subcontractors, and Tenant shall hold harmless, indemnify and defend Landlord from any liens, damages, costs, liability, or claims for personal injury, property damage or death arising from installation of any such improvements. Tenant shall not make or allow to be made any Improvements that (i) are structural in nature, (ii) affect the mechanical, electrical, utility or other service systems for the Building, (iii) are visible from the exterior of the Building, or (iv) that cost in excess of $10,000.00, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Any Improvements in or to the Premises made by Tenant shall, at Landlord's option, become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, upon request by Landlord, Tenant shall remove any designated Improvements upon expiration or earlier termination of the Lease Term, and further provided, that, this clause shall not apply to Tenant's Personal Property, which shall remain the property of Tenant and shall be removed by Tenant prior to the end of the term of this Lease. Notwithstanding the foregoing, at the time Landlord gives its consent to any alteration, addition, or improvement requested by Tenant, Landlord will advise Tenant in writing whether Landlord will require the removal thereof at the end of the Term, as the Term may be extended. Tenant shall repair any damage to the Premises arising from installation or removal of such Improvements or Tenant's Personal Property in order to restore the Premises to the condition required by the terms of SECTION 11.J. herein. All costs of installation and removal of such Improvements and Tenant's Personal Property and repair to the Premises relating thereto,


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

          shall be paid by Tenant and if not paid, shall be deemed additional rent recoverable by Landlord under this Lease.

     G. Hazardous Substances. Tenant and its Affiliated Parties shall not manufacture, generate, treat, transport, dispose of, release, discharge, or store on, under or about the Premises or the Project (except as reasonably required in the ordinary course of Tenant's business operations in the Premises or for routine maintenance thereof, to the extent used in compliance with applicable laws), any asbestos, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation ("Hazardous Materials"). Tenant shall indemnify, hold harmless and defend (with counsel reasonably approved by Landlord) Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorneys fees and expenses and court costs) caused by or arising out of (i) a violation of the foregoing prohibition by Tenant or (ii) the presence of any Hazardous Materials on, under, or about the Premises or the Project during the term of the Lease to the extent caused by or arising out of the actions or omissions of Tenant or its Affiliated Parties during the Lease Term as may be extended. Tenant shall clean up, remove, remediate and repair any soil or ground water contamination and damage caused by the presence or release of any Hazardous Materials in, on, under or about the Premises or the Project during the term of the Lease to the extent caused by or arising, out of the actions or omissions of Tenant or its Affiliated Parties during the Lease Term, as may be extended, as required by applicable law and subject to Landlord's prior reasonable approval of the scope of Tenant's work. Tenant shall immediately give Landlord written notice (i) upon learning of the presence or release of any Hazardous Materials on or about the Premises or the Project by Tenant, (ii) upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises or the Project, or (iii) upon receipt of notice of pending or threatened claims against Tenant or the Project due to the presence or release of Hazardous Materials on or about the Premises or the Project. The obligations of both parties hereunder shall survive the expiration or earlier termination of this Lease and the monetary obligations of Tenant shall be deemed additional Rent payable to and recoverable by Landlord hereunder. Landlord shall indemnify, hold harmless and defend (with counsel reasonably approved by Tenant) Tenant from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorneys fees and expenses and court costs) caused by or arising out of the presence or release of Hazardous Materials on or about the Premises or the Project at any time after execution, to the extent arising from the actions or omissions of Landlord or its Affiliated Parties.

     H. Mechanic's and Materialmen's Liens. Tenant shall keep the Premises and the Project free from any claims or liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and Tenant shall immediately notify Landlord of any such claim or lien of which Tenant has knowledge. Tenant will pay and discharge any mechanic's, materialmen's or other lien against the Premises resulting from Tenant's failure to make payment to such liening party, or will post bond, cash escrow or other security reasonably required by Landlord and diligently contest the lien. If a lien is claimed and Tenant does not cause it to be removed or contested (together with posting of bond, cash escrow or other security reasonably required by Landlord) within thirty (30) days after notice from Landlord to do so, then Landlord may require that Tenant provide to Landlord, at Tenant's sole cost and expense, a bond, letter of credit or cash escrow in an amount equal to one and one-half (1.5) times the amount of the lien, to insure Landlord against any liability for such lien. If Tenant contests the lien, it will do so at its expense in an expeditious manner. If the lien is reduced to final judgment, Tenant will discharge the judgment.

     I. Financial Statements. Tenant shall, within fifteen (15) days following written request by Landlord, furnish to Landlord, or any present or prospective lender or buyer of the Project, Tenant's prior year and most current year-to-date financial statements (including a balance sheet and an income


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

          statement) certified by an officer or general partner of Tenant, which statements shall be in reasonable detail and conform to generally accepted accounting principles. Landlord, and the recipient of the financial statements shall keep and maintain Tenant's financial statements in a confidential manner.

     J. Obligations Upon Termination. Upon the termination of this Lease in any manner whatsoever, Tenant shall (i) remove Tenant's Personal Property (and the personal property of any other person claiming under Tenant), including without limitation, all tanks, cans or containers for the use and/or storage of gasoline, oil, grease, petroleum products, cleaning supplies, chemicals, paint, paint thinners, solvents, and any other item considered hazardous substances or hazardous materials under any applicable law that are owned or utilized by Tenant, and if requested by Landlord, any other improvements made at any time to the Premises by or at the request of Tenant, which Landlord has notified Tenant in writing at the time Tenant requested Landlord's consent thereto that such items were to be removed, (ii) repair any injury or damage to the Premises arising from installation or removal of such personal property or improvements, and
          (iii) quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as the same are now in or hereafter may be put in by Landlord or Tenant, ordinary wear and tear, damage from casualty, and repairs or restoration which are Landlord's obligation excepted. If Tenant does not return possession of the Premises to Landlord in the condition required by this Lease, then (i) any improvements Tenant is required to remove upon the termination of this Lease or any of Tenant's Personal Property that are not removed on or before the date of termination of this Lease, however terminated, shall be deemed abandoned and Landlord may remove and dispose of the same as it deems prudent and any cost in regard thereto shall be payable by Tenant as additional Rent, (ii) Landlord may repair and restore the Premises to the condition required above and recover the costs of doing so from Tenant, and (iii) Tenant shall be liable to Landlord for the fair market value of lost rentals accruing during the period of time necessary for Landlord to remove Tenant's improvements and Tenant's Personal Property and to repair and restore the Premises to the condition noted above.

     SECTION 12. OBLIGATIONS OF LANDLORD.

     A. Landlord's Maintenance and Repair Obligations. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Project during the term of this Lease except as are specifically set forth elsewhere in Section 16 or
          Section 17 of this Lease.

     B. Landlord's Insurance Obligations. During the term of this Lease, Landlord shall carry hazard and property insurance coverage on the Building in an amount equal to the full replacement cost thereof. Landlord shall not be obligated in any way or manner to insure any of Tenant's Personal Property upon or within the Premises or any Improvements which Tenant is required to remove pursuant to SECTION 11.F hereof. Landlord shall also carry Commercial General Liability insurance in an amount of at least $1,000,000 per "occurrence" and $2,000,000 "aggregate" per this location. Landlord may also carry such other insurance coverage, including without limitation, rent loss insurance, of the type and in amounts as Landlord deems prudent. Notwithstanding the foregoing, any insurance carried or required to be carried by Landlord relative to the Project may be maintained under a blanket policy or policies of insurance covering the Project and other properties owned by Landlord and its affiliates, and all premiums paid by Landlord or its management agent for such insurance, to the extent properly allocable to the Project, and the cost of repairs not covered under such insurance due to deductible provisions, shall be included within the definition of Operating Expenses under SECTION 7 of this Lease. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord under this Lease even if the cost of such insurance is borne by Tenant pursuant to SECTION 7 of this Lease. If an increase in any insurance premiums paid by Landlord relative to the Project is caused by


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
    Tenant's specific use of the Premises, then Tenant shall pay the amount of such increase as additional rent to Landlord.

C. Landlord's Warranty of Possession. Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required Rent and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have quiet enjoyment and possession of the Premises during the full term of this Lease as well as any extension or renewal thereof. Landlord shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Tenant's use of the Premises.

SECTION 13. ASSIGNMENT AND SUBLETTING. During the initial twelve (12) month term of this Lease, Tenant shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any person, other than the employees, agents, or contractors of Tenant, to occupy or use the Premises or any portion thereof. During the Renewal Term, Tenant shall not either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any person, other than the employees, agents, or contractors of Tenant, to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed. Any assignment or transfer of this Lease by transfer of a majority interest of stock, asset sale, merger, consolidation, liquidation or dissolution, or any changes in the ownership of, or power to vote in excess of fifty percent (50%) of its outstanding stock, shall constitute an assignment for purposes of this Section. Notwithstanding the foregoing, Tenant may, upon at least five (5) days prior written notification to Landlord, sublease or assign all or any portion of the Premises during the Term to any parent, subsidiary, affiliate of Tenant, or any entity which directly or indirectly controls, is controlled by or under common control of the Tenant, or to any entity which purchases all or substantially all of the assets and business of Tenant conducted from the Premises without having the obligation of securing the Landlord's prior approval or consent; provided, however, upon consummation of the assignment or sublease, Tenant shall promptly deliver a copy of the written assignment or sublease document to Landlord, together with such information that Landlord might reasonably request to determine the identity, state of formation, principal place of business, type of business operation, and financial wherewithal of the assignee or subtenant.

No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Upon the occurrence of a Default hereunder, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease. Any acceptance of Rent or collection by Landlord of other sums directly from the assignee, sublessee or any other person shall not be construed as a novation or release of Tenant or any guarantor from the further performance of their respective obligations under this Lease or any guarantee hereof, and shall not be construed as a waiver by Landlord of any provisions hereof or any right hereunder. Any assignment or subletting without consent of Landlord shall be void, and shall at the option of Landlord, constitute a default under this Lease. Consent to one assignment, subletting, occupation or use by any other person or entity shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person or entity. No subletting or assignment by Tenant, made with or without Landlord's consent, shall ever release Tenant from its obligation to pay the Rent and perform all other obligations to be performed by Tenant hereunder for the term of this Lease, or release any guarantor from any obligation or liability under any guarantee of this Lease.

SECTION 14. LANDLORD'S RIGHT OF ACCESS. At any and all reasonable times hereunder during Tenant's normal business hours, with reasonable oral or written notice, Landlord and its Affiliated Parties shall have the right to access and enter the Premises to inspect the same, to show the Premises to


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

prospective purchasers, lessees (but only during the last six (6) months of the Lease Term or extension or renewal thereof), mortgagees, insurers or other interested parties, and to alter, improve, maintain, or repair the Premises or any other portion of the Project. If such access is other than during Tenant's normal business hours, Landlord shall give Tenant at least 24 hours prior written notice, except in the event of an emergency when no such prior notice shall be required. Tenant shall not prohibit Landlord or its Affiliated Parties from entering the Premises, but Landlord will use reasonable efforts not to disrupt Tenant's business operations at the Premises. Landlord shall have the right to use any and all means which Landlord may deem reasonably necessary to gain entry to the Premises in an emergency without liability therefor. Tenant shall permit Landlord to install, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires under or through the raceways, conduits, risers, utility lines or ceiling plenum of the Premises as often and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper use, leasing, operation and maintenance of the Project.

SECTION 15. INDEMNITY AND WAIVER OF SUBROGATION.

A. Tenant Release. Tenant agrees that Landlord and its Affiliated Parties shall not be liable to Tenant or its Affiliated Parties for, and Tenant hereby releases such parties from, any damage, compensation, liability, loss or claim from any cause, other than the negligence (unless waived pursuant to SECTION 15.C. herein) or willful misconduct of Landlord or its Affiliated Parties, relative to or arising from: (i) loss or damage to Tenant's Personal Property or Improvements that Tenant is required to remove pursuant to SECTION 11.F. hereof; (ii) any injury to person or damage to property on or about the Premises; (iii) any criminal act on or about the Premises or Project; or (iv) interference with Tenant's business operations or loss of occupancy or use of the Premises arising from Landlord's performance of its maintenance and repair obligations under this Lease or from Landlord's right to access or enter the Premises under this Lease. Tenant acknowledges and agrees that Landlord has no duty or obligation to provide security for the Premises, Building or Common Areas of the Project.

B. Indemnity. Tenant agrees to hold harmless, defend (with counsel reasonably approved by Landlord) and indemnify Landlord and its Affiliated Parties against any damage, compensation, liability, loss, claim or fees (including, without limitation, reasonable attorneys' fees) arising out of any personal injury, death or property loss or damage occurring in or about the Premises or the Project during the Lease Term, regardless of when such claim is made, to the extent arising from the willful misconduct or negligent acts or omissions of Tenant or its Affiliated Parties. Landlord agrees to hold harmless, defend (with counsel reasonably approved by Tenant) and indemnify Tenant and its Affiliated Parties against any damage, compensation, liability, loss, claim or fees (including, without limitation, reasonable attorneys' fees) arising out of any personal injury, death or property loss or damage occurring in or about the Premises or the Project during the Lease Term, regardless of when such claim is made, to the extent arising from the willful misconduct or negligent acts or omissions of Landlord or its Affiliated Parties.

C. Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and release each other and their respective Affiliated Parties of and from any and all right of liability, recovery, claim, action or cause of action, against each other or their Affiliated Parties (or anyone claiming through or under them by way of subrogation or otherwise), for any damage, compensation, liability, loss or claim, regardless of cause or origin, including without limitation, negligence of Landlord or Tenant and their respective Affiliated Parties, to the extent related to or arising from property damage suffered by the waiving/releasing party.


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

SECTION 16. CASUALTY LOSS.

A. Total Destruction. If all of the Premises or the Project are totally destroyed by fire or any other event ("Casualty"), then this Lease shall terminate at the option of either Landlord or Tenant by written notice to the other party within sixty (60) days following the date of Casualty, and the Rent shall be abated for the unexpired portion of the Lease effective as of the date of Casualty.

B. Partial Destruction. If the Premises is partially damaged by Casualty, and if the Premises are damaged to such extent that the damage cannot, in Landlord's reasonable judgment, be rebuilt or repaired economically (taking into account the time necessary to receive any insurance proceeds and using normal construction methods without overtime or other premium) within two hundred ten (210) days after the date of Casualty, then this Lease shall terminate at the option of Landlord or Tenant by written notice to the other party within sixty (60) days following the date of Casualty, and the Rent shall be abated for the unexpired portion of the Lease effective as of the date of Casualty. Notwithstanding anything herein to the contrary if the Premises or the Project is partially damaged by Casualty and either (i) insurance proceeds are not made available to Landlord or are inadequate for restoration, or (ii) repair or restoration of the same would not be economically prudent in Landlord's determination, then Landlord shall have the right to terminate this Lease by written notice to Tenant within sixty
     (60) days following the date of Casualty, and the Rent shall be abated for the unexpired portion of the Lease effective as of the date of Casualty.

C.   Restoration Obligations. If this Lease is not terminated pursuant to
     SECTION 16.A. or SECTION 16.B. above, then Landlord shall, at its sole expense, proceed with reasonable diligence, subject to Force Majeure delays (as defined in SECTION 27.G. of this Lease) to rebuild or repair the Premises (including Improvements made or paid for by Tenant, the loss of which is covered by insurance carried by Landlord, but excluding Tenant's Personal Property and Improvements that Tenant is required to remove pursuant to SECTION 11.F. above), the Building or other improvements within the Project to as near the condition in which they existed immediately prior to the date of Casualty as reasonably possible. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the Casualty, then the Rent payable under this Lease during the period for which the Premises are untenantable shall be abated in proportion to the areas of the Premises rendered untenantable (as reasonably and equitably determined by Landlord and Tenant) from the date of Casualty until restoration is completed by Landlord. Notwithstanding anything contained herein to the contrary, if the holder of a Mortgage purchases or acquires Landlord's interest in the Premises or the Project by foreclosure sale or deed in lieu thereof, then such holder shall not be bound by the restoration obligations set forth in this SECTION 16 and shall have the option either to use any such insurance proceeds to restore the Premises in accordance with the terms of this Lease or to terminate this Lease and retain all such proceeds as its own and upon such termination the Rent shall be abated for the unexpired portion of the Lease effective as of the date of Casualty. Notwithstanding any provision herein to the contrary, if more than twenty percent (20%) of the Premises or Tenant's parking spaces within the Project is destroyed by casualty, and restoration of same is reasonably expected to take longer than two hundred ten (210) days, than Tenant may, by notice to Landlord, terminate this Lease.

D. Insurance Proceeds. Tenant hereby waives any right in or claim to the proceeds of any policy of insurance maintained by Landlord under this Lease. If any insurance proceeds are recoverable on account of any Casualty affecting the Premises or the Project, then Tenant agrees that as between this Lease and any recorded mortgage, deed of trust or other instrument presently existing or hereafter created covering Landlord's interest in all or part of the Premises or the Project, and all increases, refinancings, extensions, renewals, amendments and modifications thereof (collectively, "Mortgage"), the terms of such Mortgage shall govern and be determinative relative to the payment and disposition of such proceeds.


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

SECTION 17. EMINENT DOMAIN.

A. Total Taking. If the entire Premises or the Project are taken by eminent domain, either party shall have the right to terminate this Lease as of the date of taking, and the Rent shall be abated for the unexpired portion of the Lease effective as of the date of the taking, by that party's giving notice to the other party within 30 days after the date of such taking.

B. Partial Taking. If more than twenty percent (20%) of the Premises or the Project or the parking serving the Premises is taken by eminent domain, Landlord or Tenant shall have the right to terminate this Lease as of a date specified by Landlord or Tenant by giving written notice thereof to the other party within sixty (60) days after the date of taking. If neither party elects to terminate this Lease, then Landlord shall, at its sole expense, proceed with reasonable diligence, subject to Force Majeure delays, to rebuild or repair the Premises (inclusive of Improvements made or paid for by Tenant, the loss of which is covered by condemnation proceeds received by Landlord, but excluding Tenant's Personal Property and Improvements that Tenant is required to remove pursuant to SECTION 11.F. above), the Building or other improvements within the Project to as near the condition in which they existed immediately prior to the date of taking as reasonably possible. If part of the Premises is rendered untenantable following any taking, then the Rent payable under this Lease shall be abated in proportion to the areas of the Premises rendered untenantable (as reasonably and equitably determined by Landlord) effective as of the date of taking.

C. Condemnation Proceeds. All damages awarded for a taking under the power of eminent domain shall belong to and be the exclusive property of Landlord whether such damages be awarded as compensation for diminution in value of the leasehold estate hereby created or to the fee of the Premises or the Project; provided, however, that Tenant shall be entitled to maintain an action for a separate award to Tenant for (a) Tenant's moving and business relocation expenses, (b) loss of Tenant's Personal Property, and (c) any other compensable interest Tenant may have under Minnesota law. If any condemnation proceeds are recoverable by Landlord on account of any taking affecting the Premises or the Project, then Tenant agrees that as between this Lease and any Mortgage, the terms of such Mortgage shall govern and be determinative relative to the payment and disposition of such proceeds.

SECTION 18. DEFAULT AND REMEDIES.

A. Default by Tenant. Each of the following occurrences shall be deemed an event of default ("Default") by Tenant under this Lease:

     (1) Tenant has not paid any past due installment of Rent or any other payment required pursuant to this Lease within five (5) days after Landlord gives written notice of nonpayment to Tenant, provided, however, that no more than two (2) such notices shall be required to be given in any calendar year; or

     (2) Tenant has not complied with any term, provision or covenant of this Lease, other than the payment of Rent, and has not cured such noncompliance within ten (10) days after written notice to Tenant, or such longer period as may be reasonably required, if the nature of cure is such that it cannot be completed within ten (10) days, so long as Tenant commenced cure within the initial ten (10) day period and thereafter diligently pursues cure to completion; or


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

     (3) Tenant files a petition, or an involuntary petition is filed against Tenant (and is not dismissed within sixty (60) days), or Tenant becomes insolvent under any applicable federal or state bankruptcy or insolvency law, or Tenant admits that it cannot meet its financial obligations as they become due, or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant (and is not dismissed within sixty (60) days), or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or

     (4) Tenant does or permits to be done any act which results in a lien being filed against the Premises or the Project, and such lien is not discharged or bonded over pursuant to SECTION 11.H. of this Lease.

     If a Default under SECTION 18.A.(3) occurs, nothing contained herein shall be construed to express or imply that Landlord consents to any assumption and/or assignment of the Lease by Tenant or the inclusion of this Lease within Tenant's bankruptcy estate, and Landlord expressly reserves the right to object to any assumption and/or assignment of the Lease and to any inclusion of this Lease within Tenant's bankruptcy estate. Neither Tenant nor any trustee who may be appointed in such case shall conduct or permit of any "fire", "bankruptcy", "going out of business", auction sale or other public sale in or from the Premises.

B. Landlord's Remedies for Tenant's Default. Upon the occurrence of a Default as defined above, Landlord may, in its sole discretion, elect any one or more of the following remedies:

     (1)  to cancel and terminate this Lease by written notice to Tenant; or

     (2) whether or not Landlord elects to terminate this Lease, to enter upon and repossess the Premises with resort to judicial process by unlawful detainer action, summary proceedings, ejectment, force, or otherwise (provided, however, that if Tenant has abandoned or voluntarily surrendered possession of the Premises, then Landlord may enter upon and repossess the Premises without resort to judicial process or notice of any kind), and Landlord may, at Landlord's option, enter the Premises and take and hold possession thereof, and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, without Landlord becoming liable for any loss or damage which may be occasioned thereby, except in the case of Landlord's willful misconduct; or

     (3) to cure the Default at any time for the account and at the expense of Tenant, in which event Tenant shall reimburse Landlord upon demand for any amount expended by Landlord in connection with the cure, including, without limitation, reasonable attorneys' fees and interest; or

     (4) to pursue any other remedy at law or in equity that may be available to Landlord.

     Upon and after repossession, whether or not Landlord has elected to terminate this Lease, Landlord may, but shall not be obligated to, relet the Premises, or any part thereof, to any one other than the Tenant, for such time and upon such terms and uses as Landlord may determine in its sole discretion. Landlord may also make alterations and repairs to the Premises to the extent Landlord deems reasonably necessary or desirable to relet the Premises. Any rent received shall be applied against Tenant's monetary obligations hereunder, but Landlord shall not be responsible or liable for any failure to collect any rent due upon such reletting.

         In the event of any such termination or repossession, Tenant shall be liable to Landlord as follows:

         (i) for all reasonable attorneys' fees and expenses incurred by Landlord in connection with exercising any remedy hereunder;

         (ii) for the unpaid installments of Rent, additional rent or other unpaid sums that were due prior to such termination or reentry, including without limitation, interest and late payment fees, which sums shall be payable immediately;

         (iii) for the installments of Rent, additional rent, and other sums falling due pursuant to the provisions of this Lease for the period after reentry, including without limitation, late payment charges and interest, which sums shall be payable immediately;

         (iv) for all reasonable expenses incurred in releasing the Premises, including leasing commissions, reasonable attorneys' fees, and costs of alteration or repairs, which shall be payable by Tenant as they are incurred by Landlord; and

         (v) while the Premises are subject to any new lease or leases made pursuant to this Section, for the amount by which the monthly installments of rent payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly.

C.       Additional Remedies, Waivers, Miscellaneous.

         (1) The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise its rights and remedies at any times, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another.

         (2) A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time, and shall not be construed to relieve Tenant of any of its liabilities and obligations under this Lease, which shall survive any such election.

         (3) No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to, a Default.

         (4) No waiver of Default shall extend to or affect any other Default or impair any right or remedy with respect thereto.

         (5) No action or inaction by Landlord shall constitute a waiver of Default.

         (6) No waiver of a Default shall be effective unless it is in writing and signed by Landlord.

D. Default by Landlord. If Landlord fails to timely perform any of its obligations under this Lease, which failure continues for a period of more than fifteen (15) days after receipt of written notice from Tenant specifying such failure, or if such failure is of a nature that it cannot be cured within said fifteen (15) day period and continues beyond the time reasonably necessary to cure (and Landlord has not commenced cure within the initial fifteen (15) day cure period and thereafter diligently pursued cure to completion), then Landlord shall be in default under this Lease and

         Tenant, subject to the terms of SECTION 23 of this Lease, shall have the right to cure such default for and on behalf of Landlord and collect the reasonable costs of cure from Landlord, and if Landlord does not pay any such reasonable costs of cure incurred by Tenant within thirty (30) days after receipt of written demand for payment (together with backup reasonably required by Landlord substantiating such costs incurred), then Tenant may offset such past due amounts against the next installments of Base Rent coming due hereunder. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not deduct more than fifty percent (50%) of the Base Rent from any monthly installment of Base Rent if there are sufficient months remaining in the term of this Lease within which to fully recover the amount owed by Landlord (the "Maximum Offset Amount").

SECTION 19. NOTICES. All Rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in SECTION 1.H. of this Lease, or such other address designated by Landlord by written notice to Tenant. All payments required to be made by Landlord to Tenant shall be payable at the address set forth in SECTION 1.H., or such other address within the United States as designated by Tenant by written notice to Landlord. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when (i) deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, or (ii) deposited with a reputable national commercial courier for overnight delivery (e.g. Federal Express or U.P.S.), addressed to the parties at the respective addresses set forth in SECTION 1.I. of this Lease, or such other address as may be designated by written notice to the other party.

SECTION 20. LANDLORD ASSIGNMENT. Landlord shall have the right to sell, convey, transfer, mortgage, or assign, in whole or in part, for collateral purposes or otherwise, its rights and obligations under this Lease and in all or part of the Premises and the Project. In the event of any sale, conveyance, transfer or assignment made other than for collateral purposes, this Lease shall remain in full force and effect, provided, however, that (i) Landlord shall be released from any and all liabilities under this Lease first arising after the date of such sale, conveyance, assignment or transfer, so long as the transferee assumes in writing Landlord's obligations under this Lease first arising after the date of transfer, and (ii) upon receipt of written notice from Landlord, Tenant shall immediately and automatically attorn to the transferee, so long as the transferee assumes in writing Landlord's obligations under this Lease first arising after the date of transfer.

SECTION 21. SUBORDINATION AND ATTORNMENT. This Lease is subject and subordinate to (i) the lien of any Mortgage which may now or hereafter encumber all or part of the Project, and (ii) all existing recorded restrictions, covenants, easements and agreements with respect to the Project, provided, however, that so long as this Lease is in full force and effect and Tenant is not in default beyond any applicable cure period hereunder, Tenant's possession of the Premises shall not be disturbed. In order to confirm such subordination (and/or any other terms set forth in this Section), Tenant shall, within ten (10) days after written request from Landlord, execute and deliver to Landlord or any Mortgage holder, any certification, instrument or other document reasonably required by Landlord or such Mortgage holder, in form and content as reasonably required by Landlord or such Mortgage holder, provided such certification, investment, or document provides that Tenant's rights under this Lease will not be disturbed as long as Tenant is not in default hereunder beyond any applicable cure period. Tenant acknowledges and agrees that its failure to deliver any such statement in a timely manner is a Default under this Lease. Notwithstanding anything contained herein to the contrary, if the holder of any Mortgage elects to have this Lease be prior to its lien, Tenant agrees that upon receipt of notice of same from Landlord or such Mortgage holder, this Lease will be prior to such lien.

If the interests of Landlord under this Lease shall be transferred by reason of foreclosure, deed in lieu of foreclosure or other proceedings for enforcement of any Mortgage to any third party transferee (including without limitation the holder of any such Mortgage) (sometimes called the "New Owner"), then (i) Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder, (ii) Tenant shall be bound to the New Owner under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the New Owner were Landlord under this Lease, (iii) Tenant shall attorn to the New Owner as its Landlord, and (iv) so long as this Lease is in full force and effect and Tenant is not in default beyond any applicable cure period hereunder at the time of transfer to New Owner, this Lease shall remain in full force and effect and the New Owner shall not disturb Tenant's possession of the Premises. Notwithstanding anything in this Lease to the contrary, neither the holder of any Mortgage, its successors or assigns (whether or not it acquires the interest of Landlord under this Lease by foreclosure, deed in lieu of foreclosure or other proceedings to enforce a Mortgage) or any New Owner shall be liable for any act, omission and/or breach of the Lease by Landlord, or bound by (a) any offsets or defenses which Tenant might have against Landlord,
(b) any prepayment by Tenant of more than one (1) month's installment of Rent,
(c) any amendment or modification of this Lease made subsequent to the granting of the Mortgage by Landlord, (d) the application of insurance or condemnation proceeds or the restoration of the Premises by Landlord in the event of a casualty loss thereto or a taking thereof, (e) the commencement or completion of any construction or restoration, or (f) restrictions on the use of other properties owned by Landlord for purposes which compete with Tenant.

SECTION 22. ESTOPPEL CERTIFICATES. Tenant agrees to furnish, from time to time, within fifteen (15) days after receipt of request from Landlord, a written statement certifying, to the extent applicable, the following: (i) Tenant is in possession of the Premises; (ii) the Lease is in full force and effect and there have been no amendments or modifications, or if there have been amendments or modifications, stating the amendments or modifications; (iii) the dates through which the Rent and other charges hereunder have been paid by Tenant; (iv) Tenant claims no present charge, lien, or claim or offset against Rent or, if Tenant does, the nature and amount of such charge, lien, or claim of offset against Rent; (v) the Rent is not and will not be prepaid for more than one month in advance; (vi) to Tenant's knowledge, there is no existing default by reason of some act or omission by Landlord; and (vii) such other matters as may be reasonably required by Landlord or the Mortgage holder. Tenant agrees that any such statement may be relied upon by any present owner or prospective purchaser of the Project and any present or prospective Mortgage holder or assignee of such Mortgage holder. Tenant acknowledges and agrees that its failure to deliver any such statement in a timely manner is a Default under this Lease.

SECTION 23. LANDLORD'S LIABILITY. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Project as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Project as herein expressly provided.

SECTION 24. SECURITY DEPOSIT. Intentionally omitted.

SECTION 25. RELOCATION OPTION. Intentionally omitted.

SECTION 26. BROKERAGE. Landlord and Tenant each represents and warrants to the other that there is no obligation to pay any brokerage fee, commission, finder's fee or other similar charge in connection with this Lease. Each party covenants that it will defend, indemnify and hold harmless the other party from and against any loss or liability by reason of brokerage or similar services alleged to have been rendered to, at the instance of, or agreed upon by said indemnifying party. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that there shall be no brokerage fee or commission due on expansions, options or renewals by Tenant.

SECTION 27.  MISCELLANEOUS.

A. Limitation of Warranties. LANDLORD AND TENANT EXPRESSLY AGREE THAT EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE, THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

B. Landlord's Management Agent. Landlord may appoint an agent to act as the manager and operator of the Project for Landlord and is authorized to accept service of process and receive or give receipts for notices and demands on behalf of Landlord. Landlord reserves the right to change the identity and status of its duly authorized agent upon written notice to Tenant.

C. Tenant's Authority. Tenant does hereby represent and warrant that (i) Tenant is a duly organized and validly existing corporation under the laws of the State of Minnesota, (ii) Tenant is qualified to do business in the state in which the Premises are located, (iii) the corporation has full right and authority to enter into this Lease, and (iv) each person signing on behalf of the corporation is authorized to do so.

D. Landlord's Authority. Landlord does hereby represent and warrant that (i) Landlord is a duly organized and validly existing limited liability company under the laws of the State of Minnesota, (ii) Landlord is qualified to do business in Minnesota, (iii) the company has full right and authority to enter into this Lease, and (iv) each person signing on behalf of the company is authorized to do so.

E. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of Landlord and its heirs, personal representatives, successors and assigns, and Tenant and its heirs, personal representatives and permitted successors and assigns.

F. Severability. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

G. Counterparts. This Lease may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but together shall constitute one and the same instrument.

H. Force Majeure. The time within which either of the parties hereto shall be required to perform any covenant or obligation in this Lease shall be extended, without liability to the other party, if the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of Force Majeure or by the other party, provided, however, that the party entitled to such extension gives reasonable notice to the other party of the Force Majeure occurrence causing such delay or non-performance. For purposes of this Lease, "Force Majeure" shall mean any of the following occurrences: act of God; fire; earthquake; flood; explosion; actions or the elements of war; invasion; insurrection; riot; mob violence; sabotage; inability to procure equipment, facilities, materials or supplies in the open market; failure of power; failure of transportation; strikes; lockouts; actions of labor unions; condemnation; requisition; laws; orders of governments or civil or military authorities; or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of Landlord or Tenant, as the case may be.

I. Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

J. Interest and Attorney's Fees. Without limiting and in addition to any other remedy of Landlord hereunder, Tenant agrees to pay Landlord (i) accrued interest on any sum not timely paid to Landlord when due at the rate of the lesser of twelve percent (12%) per annum or the highest rate permitted by law, (ii) Landlord's costs of collection of any past due sums owing by Tenant, including without limitation court costs and reasonable attorney's fees and expenses, whether suit is actually filed or not, and (iii) any late charges set forth in SECTION 5 of this Lease.

K. Headings. The section headings appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

L. Amendment. This Lease may not be altered, waived, amended, or extended except by an instrument in writing signed by Landlord and Tenant.

M. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter set forth herein, and supersedes and replaces all other agreements or understandings of the parties, whether oral or written.

N. Construction. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY AND THEIR RESPECTIVE COUNSEL HAVE REVIEWED AND REVISED, OR HAVE HAD THE OPPORTUNITY TO REVIEW AND REVISE, THIS AGREEMENT AND THAT THE NORMAL RULE OF CONSTRUCTION TO THE EFFECT THAT AMBIGUITIES ARE TO BE RESOLVED AGAINST THE DRAFTING PARTY SHALL NOT BE EMPLOYED IN THE INTERPRETATION OF THIS LEASE OR ANY EXHIBITS, ADDENDUMS OR AMENDMENTS HERETO.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease effective the day and year first above written.

LANDLORD                                   TENANT

RED CIRCLE DRIVE, LLC                      LECTEC CORPORATION

BY:                                        BY:
    -------------------------------            --------------------------------

Print Name                                 Print Name
           ----------------------------               -------------------------

Print Title:                               Print Title:
             --------------------------                 -----------------------

                               EXHIBIT A TO LEASE

                                PLAN OF PREMISES

                        EXHIBIT E (TO PURCHASE AGREEMENT)

                              LIMITED WARRANTY DEED


STATE DEED TAX DUE HEREON: $___________
Date:  ______________, 2003

FOR VALUABLE CONSIDERATION, LECTEC CORPORATION, a Minnesota corporation, Grantor, hereby conveys and quitclaims to RED CIRCLE, LLC, a Minnesota limited liability company, Grantee, real property in Hennepin County, Minnesota, described as follows:


         Lot 2, Block 11, Opus 2 Fourth Addition, Hennepin County, Minnesota.





together with all hereditaments and appurtenances.



This Deed conveys after-acquired title. Grantor warrants that Grantor has not done or suffered anything to encumber the property, EXCEPT:



Check box if applicable:

[ ] The Seller certifies the seller does not know of any wells on the described real property.

[ ] A well disclosure certificate accompanies this document.

[ ] I am familiar with the property described in this instrument and I certify that the status and number of wells on the described real property have not changed since the last previously filed well disclosure certificate.


                                    LECTEC CORPORATION


                                    By:
                                        ----------------------------------------

                                    Its:
                                         ---------------------------------------


                 Affix Deed Tax Stamp Here

STATE OF MINNESOTA                  )

By:
    ------------------------------- )
Its:
     ------------------------------ )
COUNTY OF
          ----------------          )

This instrument was acknowledged before me on _______________, 200__, by ,_______________________________________, the ___________________ of LECTEC
CORPORATION, a Minnesota corporation, on behalf of the corporation.

NOTARIAL STAMP OR SEAL (OR OTHER TITLE OR RANK)

                                   --------------------------------------------
                                   SIGNATURE OF NOTARY PUBLIC OR OTHER OFFICIAL

                                   Check here if part or all of the land is Registered (Torrens) [ ]

                                   Tax Statements for the real property
                                   described in this instrument should be sent to:

                                   10701 RED CIRCLE, LLC

                                   -------------------------

                                   -------------------------

                                   -------------------------


THIS INSTRUMENT WAS DRAFTED BY:
Dorsey & Whitney LLP (JLT)
Suite 1500
50 South Sixth Street
Minneapolis, Minnesota  55402-1498

                         EXHIBIT F TO PURCHASE AGREEMENT

THIS WARRANT, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO (1) REGISTRATION OR
(2) AN OPINION OF COUNSEL FOR THE COMPANY OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.


                                     WARRANT

                      To Purchase Shares of Common Stock of

                               LECTEC CORPORATION

                               February 25, 2003


         LecTec Corporation, a Minnesota corporation (the "Company"), for value received, hereby certifies that 10701 Red Circle, LLC, a Minnesota limited liability company, or its registered assigns (the "Holder") is entitled, subject to the terms set forth below, upon exercise of this Warrant to purchase from the Company 200,000 Shares of common stock, $0.01 par value, of the Company (the "Common Stock") at $.90 per share (the "Exercise Price"). The Exercise Price is subject to adjustments from time to time pursuant to the terms of this Warrant. The shares issuable upon exercise of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares."

         This Warrant is further subject to the following provisions, terms and conditions:

         1. Term. The Holder may exercise this Warrant, in whole or in part, at any time before the close of business on the date five years after the date hereof.

         2. Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part (but not as to any fraction of a share of Common Stock), by surrendering this Warrant, with the Exercise Form attached hereto as EXHIBIT A filled in and duly executed by such Holder or by such Holder's duly authorized attorney, to the Company at its principal office accompanied by payment of the Exercise Price in the amount of the Exercise Price multiplied by the number of shares as to which the Warrant is being exercised. The Exercise Price may be paid in the form of a check or wire transfer of funds.

         3. Effective Date of Exercise. Each exercise of this Warrant shall be deemed effective as of the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 2 or Section 5. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates. Within 10 days after the exercise of this Warrant in full or in part, the

Company will, at its expense, cause to be issued in the name of and delivered to the Holder: (i) a certificate or certificates for the number of full Warrant Shares to which such Holder is entitled upon such exercise, and (ii) unless this Warrant has expired, a new Warrant or Warrants (dated the date hereof and in form identical hereto) representing the right to purchase the remaining number of shares of Common Stock, if any, with respect to which this Warrant has not then been exercised.

         4. Adjustments. The above provisions are, however, subject to the following:

         (a) (i) If the Company shall at any time after the date of this Warrant subdivide or combine the outstanding shares of Common Stock or declare a dividend payable in Common Stock, then the number of shares of Common Stock for which this Warrant may be exercised as of immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately decreased, in the case of combination, or increased, in the case of subdivision or dividend payable in Common Stock.

                  (ii) If the Company shall at any time after the date of this Warrant subdivide or combine the outstanding shares of Common Stock or declare a dividend payable in Common Stock, the Exercise Price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in Common Stock.

         (b) If any capital reorganization or reclassification of the capital stock of the Company, or share exchange, combination, consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, share exchange, combination, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right at any time prior to the expiration of this Warrant to receive upon exercise of this Warrant, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company into which this Warrant could be exercisable or convertible, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock as were purchasable by the Holder immediately prior to such reorganization, reclassification, share exchange, combination, consolidation, merger or sale, and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such share exchange, combination, consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such share exchange, combination, consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder, at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets that, in accordance with the foregoing provisions, such Holder may thereafter be entitled to receive upon exercise of this Warrant.

         (c) Except for: (i) options to purchase shares of Common Stock and the issuance of awards of Common Stock pursuant to employee, consultant and director benefit plans adopted by the Company; (ii) shares of Common Stock issued upon the exercise of such options granted pursuant to such plans; and (iii) the issuance of securities upon the conversion or exercise of convertible notes, warrants or options outstanding as of the date of issuance of this Warrant; if and whenever the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale of the Common Stock, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (x) an amount equal to the product of (A) the then existing Exercise Price and (B) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (2) the quotient obtained by dividing the consideration, if any, received by the Company upon such issue or sale, by the then existing Exercise Price immediately prior to the time of such issue or sale, by (y) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (2) the number of shares of Common Stock thus issued or sold.

         No adjustment of the Exercise Price, however, shall be made in an amount less than one percent (1%) of such conversion price in effect on the date of such adjustment, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any such adjustment so carried forward, shall be an amount equal to or greater than two percent (2%) of the Exercise Price then in effect.

         (d) Upon any adjustment pursuant to this Section 4, then and in each such case, the Company shall give written notice thereof, by first class mail or equivalent, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares for which this Warrant may be exercised, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         5. Net Exercise Rights.

         (a) In addition to and without limiting the rights of the Holder with respect to other terms of this Warrant, the Holder shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into Warrant Shares as provided in this Section 5 at any time or from time to time prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder, without payment by the holder of any exercise price or any cash or other consideration, that number of Converted Warrant Shares equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in Section 5(c) below) of a single Warrant Share, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate warrant purchase price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant Shares. Notwithstanding anything in this Section 5 to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Warrant Shares having a Net Value below One Hundred Dollars ($100). No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

         (b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a notice in the form attached hereto [FORM NOT ATTACHED], specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant that are being surrendered (referred to in Section 5(a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of this Warrant. Certificates for the Converted Warrant Shares issuable upon exercise of the Conversion Right, together with a check in payment of any fractional share and, in the case of a partial exercise, a new warrant evidencing the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within fifteen (15) days following the Conversion Date.

         (c) For purposes of this Section 5, the "fair market value" of a Warrant Share as of a particular date shall be its "Market Price," calculated as of the Conversion Date, as follows:

                  (i) if the capital stock into which the Warrants are exercisable is traded on an exchange or is quoted on the Nasdaq National Market, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Conversion Date,

                  (ii) if the capital stock into which the Warrants are exercisable is not traded on an exchange or on the Nasdaq National Market but is traded on Nasdaq SmallCap Market or quoted on an over-the-counter market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the Conversion Date; or

                  (iii) if the capital stock into which the Warrants are exercisable is not traded on an exchange, the Nasdaq National Market or the Nasdaq SmallCap Market or quoted on an over-the-counter market, then the value as determined in good faith by the Board of Directors of the Company.

         6. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company unless and until exercised or converted pursuant to the provisions hereof.

         7. Exercise or Transfer of Warrant or Resale of Common Stock. The Holder, by acceptance hereof, agrees to give written notice to the Company before exercising this Warrant, or transferring this Warrant, in whole or in part, or transferring any shares of Common Stock issued upon the exercise hereof, of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Such notice shall include an opinion of counsel reasonably satisfactory to the Company that (i) the proposed exercise or transfer may be effected without registration or qualification under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities or blue sky laws, or (ii) the proposed exercise or transfer has been registered under such laws. Upon delivering such notice, such Holder shall be entitled to exercise or transfer this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered by such Holder to the Company; provided, that an appropriate legend may be endorsed on the certificates for such shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to the Company to prevent further transfer that would be in violation of the Securities Act and applicable state securities or blue sky laws.

         If in the opinion of counsel to the Company or other counsel reasonably acceptable to the Company the proposed exercise, transfer or disposition of this Warrant or the Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration of this Warrant or the Warrant Shares, the Company shall promptly give written notice thereof to the Holder within 10 days after the Company receives such notice, and such holder will limit its activities in respect to such as, in the opinion of such counsel, is permitted by law.

         Further, notwithstanding anything above to the contrary, the Holder may not transfer this Warrant in warrant form except to a subsidiary of the Holder.

         8. Covenants of the Company. The Company covenants and agrees that all shares that may be issued upon exercise of this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times have authorized, and reserved for the purpose of issuance upon exercise hereof, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

         9. Certain Notices. The Holder shall be entitled to receive from the Company as promptly as possible after declaration thereof and at least 10 days prior to the record date for determination of shareholders entitled thereto or to vote thereon (or, if no record date is set, prior to the event), written notice of any event that could require an adjustment pursuant to Section 4 hereof or of the dissolution or liquidation of the Company. All notices under this Warrant shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Holder, to:

     10701 Red Circle, LLC

     ---------------------

     ---------------------
if to the Company to:

         LecTec Corporation
         10701 Red Circle Drive
         Minnetonka, MN 55343
         Attn: President

         Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

         10. Registration Rights.

         (a) Within sixty (60) days of the issuance of at least a majority of Warrant Shares, the Company shall use its reasonable best efforts to prepare and file with the Securities and Exchange Commission a registration statement pursuant to the Securities Act covering the resale of the Warrant Shares. The Company shall bear all expenses in connection with such registration, including, but not limited to, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, marketing expenses, expenses relating to any amendments of or supplements to any Registration Statement or prospectus and the expense of any special audit incident to or required by any such registration.

         (b) Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration pursuant to this Section 10 if (i) Form S-3 under the Securities Act is not available to the Company for such registration, or (ii) the Company shall furnish to the Holder a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Company it would be detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, in which event the Company shall have the right to defer such filing for up to 180 days after delivery of such certificate.

         (c) In connection with the filing of a registration statement, the Company shall:

                  (i) Use its reasonable best efforts to cause the registration statement to remain effective until the date on which all Warrant Shares covered by the registration statement (1) have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, or (2) are eligible to be sold or distributed pursuant to Rule 144.

                  (ii) As soon as practicable, prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (iii) As soon as practicable, furnish to the Investors such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Warrant Shares included in such registration statement.

                  (iv) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which it is not otherwise required to so qualify or consent.

                  (v) Notify the Holder at any time when a prospectus relating to such offering is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (vi) Notify the Holder (1) when the registration statement, any pre-effective amendment, the prospectus, any prospectus supplement or post effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (2) of any written request by the Securities and Exchange Commission for amendment or supplements to the registration statement or prospectus therein; (3) of the notification to the Company by the Securities and Exchange Commission of its initiation of any stop order suspending the effectiveness of the Registrations Statement; and (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Warrant Shares for sale under the applicable securities or blue sky laws of any jurisdiction.

         (d) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 10 that the Holder shall furnish to the Company such information regarding itself, the Warrant Shares and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Warrant Shares and to execute such documents in connection with such registration as the Company may reasonably request.

         (e) All rights under this Section 10 shall terminate on the date on which all Warrant Shares issuable under this Warrant either (i) have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, or (ii) they are eligible to be sold or distributed pursuant to Rule 144.

         11. Miscellaneous.

         (a) No amendment, modification or waiver of any provision of this Warrant shall be effective unless the same shall be in writing and signed by the holder hereof.

         (b) This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its authorized officer and dated as of the date stated above.


                                      LECTEC CORPORATION


                                      By: Rodney A. Young
                                          --------------------------------------
                                      Its: President
                                           -------------------------------------

                                                                      EXHIBIT A


NOTICE OF EXERCISE OF WARRANT -- To Be Executed by the Registered Holder in
                                 Order to Exercise the Warrant


     The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase, for cash pursuant to Section 2 thereof, 200,000 shares of Common Stock issuable upon the exercise of such Warrant. The undersigned requests that certificates for such shares be issued in the name of the registered Holder. If this Warrant is not fully exercised, the undersigned requests that a new Warrant to purchase the balance of shares remaining purchasable hereunder be issued in the name of the registered Holder.


Date:  ___________, 20__
                              -------------------------------------------------
                              [name of registered Holder]


                              -------------------------------------------------
                              [signature]

                              -------------------------------------------------
                              [title]

                              -------------------------------------------------
                              [street address]

                              -------------------------------------------------
                              [city, state, zip]

                              -------------------------------------------------
                              [tax identification number]

                                                                      EXHIBIT B


NOTICE OF NET EXERCISE OF WARRANT: To Be Executed by the Registered Holder in
                                   Order to Exercise the Warrant PURSUANT TO
                                   SECTION 5)


     The undersigned hereby irrevocably elects the net exercise of the attached Warrant for, and to purchase thereunder, 200,000 Converted Warrant Shares, as provided in Section 5 therein.

     The undersigned requests that certificates for such shares be issued in the name of the registered Holder. If this Warrant is not fully exercised, the undersigned requests that a new Warrant to purchase the balance of shares remaining purchasable hereunder be issued in the name of the registered Holder.


Date:  ___________, 20__
                              -------------------------------------------------
                              [name of registered Holder]


                              -------------------------------------------------
                              [signature]

                              -------------------------------------------------
                              [title]

                              -------------------------------------------------
                              [street address]

                              -------------------------------------------------
                              [city, state, zip]

                              -------------------------------------------------
                              [tax identification number]